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Exhibit 10.23

LEASE
(Single Tenant; Net)

BETWEEN

THE IRVINE COMPANY

AND

PROMETHEUS LABORATORIES INC.

EXHIBITS

Exhibit A	Description of Premises
Schedule A	Landlord's Work
Exhibit B	Environmental Questionnaire
Exhibit C	[Intentionally Deleted]
Exhibit D	Insurance Requirements
Exhibit E	Rules and Regulations
Exhibit F	Location of Generators/Trash Enclosures
Exhibit G	Signage Criteria
Exhibit H	Requirements for Contractors
Exhibit I	Standard Improvements
Exhibit J	Howard's Rug Proposal Dated June 1, 2005
Exhibit X	Work Letter
Exhibit X-1	Preliminary Plan
Exhibit X-2	Approved Subcontractors
Exhibit Y	Project Site Plan

LEASE
(Single Tenant; Net)

        THIS LEASE is made as of the 22nd day of June, 2005, by and between THE IRVINE COMPANY, a Delaware corporation hereafter called "Landlord," and PROMETHEUS LABORATORIES INC., a California corporation, hereinafter called "Tenant."

ARTICLE I. BASIC LEASE PROVISIONS

        Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.
Premises: The Premises are more particularly described in Section 2.1.

  Address of Building: 9410 Carroll Park Drive, San Diego, CA

2.
Project Description: Canyon Ridge Technology Park (as more particularly described on Exhibit Y attached hereto)

3.
Use of Premises: General office, research and development and all permitted uses under the project zoning: IL-2-1.

4.
Commencement Date: January 1, 2006 (subject to "Landlord Delays" as defined in Section 3.1 of this Lease)

5.
Expiration Date: December 31, 2012

6.
Basic Rent: Commencing on the Commencement Date, the Basic Rent shall be Ninety Four Thousand Eighty-Nine Dollars ($94,089.00) per month, based on $0.95 per rentable square foot.

  Basic Rent is subject to adjustment as follows:

  Commencing January 1, 2007, the Basic Rent shall be Ninety Seven Thousand Sixty Dollars ($97,060.00) per month, based on $0.98 per rentable square foot.

  Commencing January 1, 2008, the Basic Rent shall be One Hundred Thousand Thirty One Dollars ($100,031.00) per month, based on $1.01 per rentable square foot.

  Commencing January 1, 2009, the Basic Rent shall be One Hundred Three Thousand Three Dollars ($103,003.00) per month, based on $1.04 per rentable square foot.

  Commencing January 1, 2010, the Basic Rent shall be One Hundred Five Thousand Nine Hundred Seventy-Four Dollars ($105,974.00) per month, based on $1.07 per rentable square foot.

  Commencing January 1, 2011, the Basic Rent shall be One Hundred Eight Thousand Nine Hundred Forty-Five Dollars ($108,945.00) per month, based on $1.10 per rentable square foot.

  Commencing January 1, 2012, the Basic Rent shall be One Hundred Eleven Thousand Nine Hundred Sixteen Dollars ($111,916.00) per month, based on $1.13 per rentable square foot.

7.
Guarantor(s): None

8.
Floor Area: Approximately 99,041 rentable square feet

9.
Security Deposit: $280,867.00 (subject to reduction as set forth in Section 4.3)

10.
Broker(s): Cushman & Wakefield/CREA/Grubb & Ellis/BRE

11.
Additional Insureds: None

12.
Address for Payments and Notices:

LANDLORD	TENANT
THE IRVINE COMPANY dba Office Properties 8105 Irvine Center Drive, Suite 300 Irvine, CA 92618 Attn: Vice President, Operations, Technology Portfolio	Prior to the Commencement Date: PROMETHEUS LABORATORIES INC. 5739 Pacific Center Blvd. San Diego, CA 92121 Attn: Legal Department
with a copy of notices to:
THE IRVINE COMPANY dba Office Properties 8105 Irvine Center Drive, Suite 300 Irvine, CA 92618 Attn: Senior Vice President, Operations Office Properties	Following the Commencement Date: PROMETHEUS LABORATORIES INC. 9410 Carroll Park Drive San Diego, CA 92121 Attn: Legal Department
13.
Tenant's Liability Insurance Requirement (as defined in Exhibit D): $2,000,000.00

14.
Vehicle Parking Spaces: Two Hundred Seventy-Eight (278)

ARTICLE II. PREMISES

        SECTION 2.1.    LEASED PREMISES.    Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the rentable square footage set forth as the "Floor Area" in Item 8 of the Basic Lease Provisions. The Premises consist of all of the Floor Area within the building identified in Item 1 of the Basic Lease Provisions. The Premises together with such building, the underlying real property and all improvements outside of such building located on such real property (including, without limitation, the structure housing the boiler room, chiller room and cooling tower (the "Utility Building")), are collectively called the "Building." The Building is a portion of the project identified in Item 2 of the Basic Lease Provisions and shown in Exhibit Y (the "Project"). Landlord makes no representation that the Project will not be changed from the Project as shown on Exhibit Y; provided, however, that in the event of such change Tenant's obligation with respect to Operating Expenses shall be reasonably adjusted to take into account such change. All references to "Floor Area" in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions. The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

        SECTION 2.2.    ACCEPTANCE OF PREMISES.    Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project. No representation or warranty is made concerning the suitability or fitness of the Premises, the Building or the Project for any purpose, including without limitation any representations or warranties regarding the compliance of Tenant's use of the Premises with the applicable zoning or regarding any other land use matters, and Tenant shall be solely responsible as to such matters. Further, neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building or the Project, (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions, or (iii) any construction of portions of the Project not yet completed. Except as expressly provided in this Lease, Tenant's lease of the Premises shall be on an "as is" basis. Landlord shall, at its sole cost and expense, construct, repair and/or replace the items set forth on Schedule A attached to this Lease (collectively, the "Landlord's Work"). The Landlord's Work shall be constructed in a good and workmanlike manner in compliance with all applicable building codes and permits, and in accordance with the scheduled completion dates for each component of the Landlord's Work set forth on attached Schedule A. Landlord shall obtain any customary manufacturers/installers warranties for the Landlord's Work. Except as expressly provided in this Lease, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease as of the "Early Occupancy Date" (as defined in Section 3.2), which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to (1) those defective or incomplete portions of the Landlord's Work which Tenant shall have itemized on a written punch list and delivered to Landlord within forty-five (45) days following Landlord's written notice(s) that the Landlord's Work has been substantially completed (or within forty five (45) days following the date of this Lease for items of Landlord's Work designated as "complete" on the attached Schedule A), and (2) Landlord's obligations expressly set forth in Section 2.4 below. Landlord shall correct any deficiencies with the Landlord's Work promptly following delivery of the itemized punch list therefor as provided in the foregoing. Landlord shall also provide two (2) allowances to Tenant as follows: (a) Sixteen Thousand Seven Hundred Dollars ($16,700.00) (the "Access Control Allowance") towards the cost to repair and/or replace the access control system in the Premises (the "Access Control Work"); and (b) Three Hundred thousand Dollars ($300,000.00) (the "Floor Surface Allowance") towards the cost of bead blasting, repairing and otherwise preparing the surface of the Building's slab as more particularly provided in that certain proposal from Howard's Rug dated June 1, 2005, a copy of which proposal is attached hereto as Exhibit J (the "Floor Surfacing Work"). Tenant shall obtain those warranties from the manufacturers/installers for the Access Control Work and for the Floor Surfacing Work satisfactory to Tenant in its sole discretion, and Landlord shall have no liability whatsoever for the Access Control Work and/or for the Floor Surfacing Work beyond payment of the applicable allowance therefor. Sums from each of the allowances shall be paid within thirty (30) days of Landlord's receipt of an invoice(s) with respect to the covered work. Promptly from and after the full execution and delivery of this Lease, Landlord shall deliver possession of the Premises to Tenant (such date of delivery of possession (the "Delivery Date") for Tenant's construction of those tenant improvements (the "Tenant Improvements") in the Premises as provided in, and subject to the terms and conditions of, the Work Letter attached as Exhibit X hereto (the "Work Letter").

        SECTION 2.3.    BUILDING NAME AND ADDRESS.    Except for any names already in use by Tenant prior to such selection and notification by Landlord, Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Upon not less than sixty (60) days written notice to Tenant, Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant. Notwithstanding the foregoing, Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant, including without limitation, Tenant's costs of obtaining new business cards, stationery and informing Tenant's customers and vendors of Tenant's new address, not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate, resulting from any changed name, number or designation of the Building or Project initiated by Landlord.

        SECTION 2.4.    LANDLORD'S RESPONSIBILITIES.    Landlord warrants to Tenant that (a) the roof, foundation, footings, slab, structural walls, exterior windows and skylights (including seals), plumbing, fire sprinkler\life safety system, lighting, heating, ventilation and air conditioning systems, electrical systems, and the passenger and freight elevators serving the Premises shall be in good operating condition and repair (except to the extent modified or otherwise impaired by Tenant's construction of the Tenant Improvements) on the Early Occupancy Date, (b) the Premises, the Building, and Common Areas shall be free of all mold as of the Delivery Date, and (c) the Premises, Building and the Common Areas (except for the Tenant Improvements) shall comply with all laws, codes and regulations (collectively, "Laws") pertaining thereto, and shall be free of latent defects in the construction thereof, as of the Early Occupancy Date. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty set forth in Subsection 2.4(a) above not later than one hundred twenty (120) days from and after the Early Occupancy Date, or of a non-compliance with the foregoing warranty set forth in Subsection 2.4(b) above not later than sixty (60) days from and after the Delivery Date, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of each non-compliance, rectify same at Landlord's sole cost and expense and not as a Project Cost. Except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of each non-compliance, Landlord shall rectify any non-compliance with the foregoing warranty contained in Subsection 2.4(c) above throughout the Term of this Lease at Landlord's sole cost and expense and not as a Project Cost.

ARTICLE III. TERM

        SECTION 3.1.    GENERAL.    The term of this Lease ("Term") shall commence on the date set forth in Item 4 of the Basic Lease Provisions (the "Commencement Date"), and shall expire on the date set forth in Item 5 of the Basic Lease Provisions (the "Expiration Date"). Notwithstanding the foregoing, the Commencement Date and the Expiration Date shall be extended, on a day-for-day basis, in the event that Tenant's construction of the Tenant Improvements is actually delayed due to: (i) Landlord's failure to respond within the time period(s) required for approvals as set forth in the attached Work Letter, or (ii) Landlord's failure to complete any component of the Landlord's Work as set forth on Schedule A attached to this Lease (collectively, a "Landlord's Delay"); provided, however, that no Landlord's Delay shall be effective unless and until Tenant shall notify Landlord that any such failure is causing, or is likely to cause, an actual delay in Tenant's construction of the Tenant Improvements, and Landlord shall thereafter fail to cure such failure within two (2) business days thereafter. Any dispute involving a Landlord's Delay shall be resolved by JAMs as provided in Article III of the attached Work Letter.

        SECTION 3.2.    EARLY OCCUPANCY.    Landlord agrees that Tenant shall be permitted to occupy the Premises for the conduct of its business on that date (the "Early Occupancy Date") of Tenant's choosing following the Delivery Date and prior to the Commencement Date of this Lease. Tenant's occupancy of the Premises prior to the Commencement Date shall be subject to all of the covenants and conditions on Tenant's part contained in this Lease (including, without limitation, the covenants contained in Sections 5.3, 6.1, 7.1, 7.3, 7.4, 10.1 and 10.3 of the Lease), except for the obligation to pay Basic Rent.

        SECTION 3.3.    RIGHT TO EXTEND THIS LEASE.    Provided that no Event of Default has occurred and is continuing under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying at least fifty percent (50%) of the Premises, then Tenant may extend the Term of this Lease for one (1) period of sixty (60) months at the "Fair Market Rent" (as defined below). Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than ten (10) months or more than thirteen (13) months prior to the Expiration Date, Tenant's written notice that it desires to so extend the Term of this Lease (the "Extension Notice"). The "Fair Market Rent" shall mean the economic terms (e.g., Basic Rent, tenant improvement allowance, brokerage commission and any other concessions typically granted by landlords of similar buildings/comparable space in the Sorrento Mesa and Sorrento Valley areas to the extent applicable to the proposed extension) secured at that time by landlords of similar buildings/comparable space in the Sorrento Mesa and Sorrento Valley areas for lease extensions. The Fair Market Rent for any extension of the Term shall be determined as provided in the following provisions.

        Landlord shall, within thirty (30) days following the Extension Notice, notify Tenant in writing of its determination of the Fair Market Rent including the basis for such determination ("Landlord's Determination"). Within twenty (20) business days following delivery of the Landlord's Determination, Tenant shall notify Landlord in writing ("Tenant's Notice") that it shall (a) lease the Premises on the terms set forth in Landlord's Determination, (b) arbitrate Landlord's Determination as set forth in this Section 3.3 in which case Tenant shall include Tenant's determination of the Fair Market Rent ("Tenant's Determination"), or (c) irrevocably withdraw the Extension Notice. If Tenant fails to provide Tenant's notice as provided herein, Tenant shall be deemed to have irrevocably withdrawn the Extension Notice and waived its extension rights under this Section 3.3. Tenant's Notice shall serve as its irrevocable notice of its commitment to extend the Term on the terms and conditions herein provided. If applicable, within ten (10) days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the Fair Market Rent. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Fair Market Rent. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the Fair Market Rent for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

        Within thirty (30) days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the Landlord's Determination or the Tenant's Determination more accurately reflects the Fair Market Rent. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the Fair Market Rent for the extension period. In making such determination, the appraiser shall not attribute any factor for brokerage commissions in making its determination of the Fair Market Rent. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed Fair Market Rent. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the Fair Market Rent was not accepted by the appraiser.

        Within twenty (20) days after the determination of the Fair Market Rent, Landlord shall prepare an appropriate and commercially reasonable and mutually agreeable amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within ten (10) days after Tenant's receipt of same. Should the Fair Market Rent not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental rate.

        If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Except for a "Permitted Transfer" (as defined in Section 9.4 of this Lease), any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension period created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

ARTICLE IV. RENT AND OPERATING EXPENSES

        SECTION 4.1.    BASIC RENT.    From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the "Basic Rent"), including subsequent adjustments, if any. Any rental adjustment to Basic Rent shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not the Commencement Date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and one (1) month's estimated Tenant's Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.

        SECTION 4.2.    OPERATING EXPENSES.

        (a)   From and after the Early Occupancy Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Project. The term "Tenant's Share" means (i) one hundred percent (100%) of Operating Expenses reasonably determined by Landlord to relate specifically to the Building rather than the entire Project or any other building in the Project, plus (ii) that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage intended for lease or occupancy of (A) all of the buildings in the Project for expenses reasonably determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building, or (B) all or some of the buildings within the Project as well as all or a portion of other property owned by Landlord and/or its affiliates for expenses reasonably determined by Landlord to benefit or relate to such buildings within the Project and such other real property. In the event that Landlord reasonably determines that any premises within any building within the Project or any portion of a building or project within a larger area incurs a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may, allocate a greater percentage of such Operating Expense to such premises, building or project, as applicable. Notwithstanding the foregoing provision for calculation of the "Tenant's Share" (but subject to the provisions of Section 4.2(h) "capping" said management fee), the full amount of any management fee for the management of the Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent.

        (b)   Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a good faith line item written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period. Failure to provide such estimate shall not relieve Tenant from its obligation to pay Tenant's Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date(s), pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate or receive a credit against amounts next due for overpaid amounts. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant's Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

        (c)   Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses within one hundred eighty (180) days following Tenant's receipt of Landlord's expense statement (the "Review Period"), Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.

        Provided no Event of Default (based on Tenant's failure to pay any sum due under this Lease) has occurred, which has not either been cured by Tenant or waived by Landlord, Tenant shall have the right to cause its own qualified employee(s) or a certified public accountant, in either case engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once for any Expense Recovery Period. However, to the extent that insurance premiums are determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit. Tenant shall give notice to Landlord of Tenant's intent to audit, if at all, within the Review Period for the applicable Expense Recovery Period. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to the provisions of Article III of the attached Work Letter. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease.

        (d)   Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall, subject to the audit rights set forth in Section 4.2(c)

above, within thirty (30) days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.

        (e)   If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant's Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of the estimated Tenant's Share of Operating Expenses as provided in Section 4.2(b), commencing with the month following Tenant's receipt of Landlord's notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase. Following any such increase, if requested by Tenant, Landlord shall review any possible decreases in other of the Operating Expenses for such year with Tenant, and will implement any such decreases, if warranted.

        (f)    The term "Operating Expenses" shall mean and include all Project Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

        (g)   The term "Project Costs" shall include all commercially reasonable expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning (to the extent not performed and paid for by Tenant as provided under Section 7.1 below); supplies; materials; equipment; tools; the cost of any commercially reasonable environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project that become effective after the Early Occupancy Date; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements with interest calculated at seven percent (7%) per annum, all as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement (to the extent not performed and paid for by Tenant as provided under Section 7.1 below); third-party labor costs and expenses; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord. Tenant shall bear the burden of proof in any challenge to Landlord's designation of an item as a Project Cost based on the fact Tenant does not consider it to be commercially reasonable.

        (h)   Notwithstanding the provisions of Section 4.2(g) above, Project Costs shall not include: (i) the cost of capital improvements (except as permitted in Section 4.2(g) above, but subject to Landlord's obligations contained in Section 2.4 above); (ii) all fees, costs, principal and interest related to any mortgage(s) or deed(s) of trust, all payments made under any ground or underlying lease and all other non-operating debts of Landlord; (iii) the cost of repairs or other work to the extent Landlord is actually reimbursed by insurance or condemnation proceeds, or otherwise actually reimbursed by a third party; (iv) costs in connection with leasing space in the Building (including, without limitation, brokerage commissions, marketing costs, attorneys' fees, lease concessions, rental abatements and construction allowances granted to specific tenants); (v) costs incurred in connection with the sale, financing or refinancing of the Building or Project; (vi) fines, interest and penalties incurred due to the late payment of Property Taxes or Project Costs not caused to by Tenant's failure to timely pay Basic Rent, Operating Expenses or Property Taxes; (vii) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or Project under their respective leases; (viii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority; (ix) the cost of any service provided to Tenant or other occupants of the Building or Project for which Landlord is actually reimbursed by another tenant in the Building; (x) costs associated with damage or repairs to the Project or Common Areas necessitated by the willful misconduct of Landlord or Landlord's employees or authorized agents; (xi) salaries and benefits or employees over the level of property manager or building engineer; (xii) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants of the Building or Project or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Building, Project or any part thereof; (xiii) services or installations furnished to any tenant in the Building or Project that are not also furnished to Tenant; (xiv) the cost of any service provided to Tenant or other occupants of the Building or Project for which Landlord is actually reimbursed; (xv) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Project (other than the Tenant Improvements or any improvements made to the Premises by or for Tenant) including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans (provided, however, any of the foregoing that would be considered part of Property Taxes and/or billed as such may be included in Property Taxes); (xvi) expenditures covered by the "Property Policy" or by the "Liability Policy" (as defined in Section 10.2) should Landlord elect to self-insure such coverage under Section 10.2; (xvii) organizational expenses associated with the creation, maintenance and operation of the entity which constitutes Landlord; (xviii) except as allowed as a capital replacement or investment cost pursuant to Section 4.2(g) above, rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered capital in nature; (xix) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with, Landlord to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction; (xx) any management fee or administrative cost in excess of the lower of (A) the fee charged by similar landlords in the area of the Project or (B) four percent (4%) of the Basic Rent and Operating Expenses for the period in question for the first five (5) years of the Term; and five percent (5%) for the final two years of the Term; (xxi) any reserves for capital replacements of any item other than a reasonable reserve for the replacement of the roof of the Building and the Utility Building; (xxii) should Landlord elect to self-insure the "Property Policy" and/or the "Liability Policy" (as defined in Section 10.2), the costs of premium and/or deductible equivalents to the extent such costs are in excess of the cost of such coverage if purchased in the insurance marketplace (based on the size of Landlord's portfolio and its loss history); (xxiii) as determined following each Expense Recovery Period, any item of Project Cost which is duplicative of any other item of Project Costs; and (xxiv) taxes on Landlord's income from all sources.

        (i)    The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) reasonable costs and expenses incurred in good faith in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, Property Taxes shall not include: (A) income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax; (B) any item to the extent otherwise included in Project Costs; (C) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Project, the causation of which arose prior to the Commencement Date or to the extent caused by Landlord, its agents, employees or contractors or any tenant of the Project (other than Tenant or its sublessees or assignees); (D) reserves for future Property Taxes; or (E) penalties or interest on the late payment of any Property Taxes. In no event shall Tenant be obligated to pay that portion of Property Taxes allocated to the Building or Premises by Landlord that is more than five percent (5%) greater than the taxes actually levied against the assessor's parcel on which the Premises is located. If any Property Taxes are payable in installments over a period of time, Tenant shall be liable only for the payment of those installments falling due and payable during the Term, with appropriate proration for fractional years.

        SECTION 4.3.    SECURITY DEPOSIT.    Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of all of Tenant's obligations under this Lease (the "Security Deposit"). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its sole and absolute discretion towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease. Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease including, but not limited to, sums that Landlord may reasonably expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease. In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord's rights and remedies resulting from an Event of Default, including without limitation, Tenant's failure to pay Basic Rent, Tenant's Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit. If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within five (5) business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term, provided that Tenant agrees that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined (which determination shall not be unreasonably withheld, conditioned or delayed) and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord's retaining such Security Deposit to the extent provided in this Section.

        Provided that no Event of Default has theretofore occurred under any provision of this Lease, Tenant shall have the right to have the Security Deposit reduced to the amount of One Hundred Twenty-Three Thousand One Hundred Eight Dollars ($123,108.00) by sending written request thereof to Landlord, which request shall be accompanied by Tenant's audited Statements demonstrating two (2) immediately prior consecutive years of positive net income for Tenant. Following such written request to Landlord, Tenant shall be credited in the amount of the difference between the amount of the Security Deposit stated in Item 9 of the Basic Lease Provisions and the reduced amount of Security Deposit set forth above, against Basic Rent and Operating Expenses next coming due under this Lease.

ARTICLE V. USES

        SECTION 5.1.    USE.    Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights of other occupants of the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not, without Landlord's prior written consent, conduct its business operations in areas outside the Premises or the Utility Building, including but not limited to storing any property, equipment or trash in such areas except as shown on Exhibit F attached hereto. Tenant shall be responsible for any increased cost of any insurance policy(ies) covering the Project and/or their contents occasioned by its use. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Project, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof, provided, however, that such future or amended covenants, conditions, easements or restrictions are provided to Tenant (and, to the extent action is required of Tenant to comply, Tenant has reasonable prior notice) and do not materially impair the rights of Tenant or materially increase the obligations of Tenant under this Lease. Tenant shall promptly upon demand reimburse Landlord for any additional commercially reasonable insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or reasonable expense resulting from Tenant's noncompliance.

        SECTION 5.2.    SIGNS.    Tenant shall have the right to install one (1) exterior building-top sign on the Building, one (1) sign on either side of the existing monument sign in front of the Building and commercially reasonable signage for Tenant's name (and for any subtenant's name) on the Premises' entry and exit doors, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing, Tenant shall have no right to maintain signs in any location on or about the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building, except to the extent required by law, regulation or government authority. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, in effect and approved by the City of San Diego (the "Signage Criteria") as of the date of installation of such signage. A copy of the Signage Criteria in effect as of the date of this Lease is attached as Exhibit G to this Lease. Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

        SECTION 5.3.    HAZARDOUS MATERIALS.

        (a)   For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person's possession, use, release or distribution of such substance or matter and that is considered a hazardous material under any applicable law or regulation.

        (b)   Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which shall not be unreasonably withheld as hereinafter provided. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises: (A) a reasonable quantity of standard office or consumer products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products; and (B) those Hazardous Materials (i) in kind and content listed on the Environmental Questionnaire (defined below) delivered to Landlord prior to the execution of this Lease or otherwise reasonably related to Tenant's diagnostic business (the "Current HazMats") to the extent that the use of such Current HazMats shall comply with all applicable laws and all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of such Current HazMats, and (ii) reasonably related to any future, non-diagnostic business which Tenant (each a "Future HazMat") to the extent (1) the use of such Future HazMats shall comply with all applicable laws and all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of such Future HazMats, (2) Tenant gives Landlord prior written notice with regard to its proposed use of any Future HazMat, (3) if Landlord reasonably determines that a Future HazMat is materially different in type and risk than the Current HazMats, Landlord may require Tenant obtain the insurance described in Exhibit D, Section 2 in amount commensurate with such different type and risk, and (4) Landlord may place such reasonable conditions with respect to Tenant's use of any Future HazMat and may further require that Tenant demonstrate that any such Future HazMats are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices.

Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Future HazMats proposed by Tenant as provided in the foregoing sentence on or about the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord either as a condition to such consent by Landlord or as additional rent hereunder upon demand.

        (c)   Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall disclose to Landlord in writing at the time it makes its annual regulatory disclosures regarding its use of Hazardous Materials or, if no such disclosure is made or required, on or about each anniversary of the Commencement Date, the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant expects to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall, upon reasonable notice, make available for inspection and copying complete and legible copies of all the following environmental documents relating to Hazardous Materials utilized by Tenant on or about the Premises: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials. Notwithstanding anything to the contrary contained in this Section 5.3, under no circumstances shall (i) any provision in this Section 5.3 require Tenant to disclose to Landlord any document Tenant reasonably believes is attorney-client privileged or attorney work product or (ii) Tenant be required to disclose any confidential materials without such disclosure being subject to the parties' execution of a commercially reasonable non-disclosure agreement.

        (d)   Landlord and its agents shall have the right, but not the obligation, after giving Tenant at least 24 hours prior notice (except in an emergency for which no notice shall be required) to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide, with prior reasonable notice, Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense (which expense shall be reasonable under the circumstances), including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense (which expense shall be reasonable under the circumstances), shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises (provided that Landlord reasonably determines that an actual or potential conflict of interest between Landlord and Tenant exists or may exist that reasonably requires Landlord to retain a separate attorney from Tenant).

        (e)   If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other directly affected real or personal property owned by Landlord to the "Required Condition" (as hereinafter defined). Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, from, under or about the Premises or the Project or any other directly affected real or personal property owned by Landlord or enter into any similar agreement to take remedial action, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other directly affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. Landlord shall be responsible for any increased costs or liability to the extent they are directly attributable to Landlord's withholding or delay in providing its consent. As used herein, "Required Condition" shall mean returning the Premises and the Project and any other directly affected real or personal property owned by Landlord to a condition that is both (A) required by applicable federal, state or local law, regulation or order, including without limitation, performing any required cleanup, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials, and (B) wherein Landlord's marketability, use and leasing thereof as commercial properties is not materially impaired. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other directly affected real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other directly affected real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees (each a "Tenant Party"). Such indemnity obligation shall specifically include, without limitation, the cost of any repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other directly affected real or personal property owned by Landlord required or necessary to return same to the Required Condition, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises during the Term by Tenant or any Tenant Party, or that Tenant or any Tenant Party may have caused or knowingly permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Project or any other directly affected real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's reasonable approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other directly affected real or personal property owned by Landlord to the Required Condition. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

        (f)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability or responsibility with respect to any Hazardous Materials in, on, under or around the Building or Project which were not caused or knowingly permitted by Tenant or by any Tenant Party. Notwithstanding the preceding sentence, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention. Provided such information is accurate, Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord. Landlord shall take responsibility, at its sole cost and expense, for any governmentally-required clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in this Section 5.3(f). The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney's fees) of defending Tenant from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord.

        (g)   Landlord represents that, to "Landlord's knowledge" (as hereinafter defined), there are no Hazardous Materials in or about the Premises or the Building, nor have there been Hazardous Materials in or about the Premises or the Building, which are in violation of any applicable federal, state or local law, regulation or order. As used herein, "Landlord's knowledge" shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE VI. COMMON AREAS; SERVICES

        SECTION 6.1.    UTILITIES AND SERVICES.    Tenant shall be responsible, at its sole cost and expense, for all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within thirty (30) days after receipt of Landlord's statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant's Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Provided Landlord shall diligently pursue the repair of such utilities and services, the foregoing provisions shall be Tenant's sole recourse and remedy in the event of such an interruption of services. The foregoing provisions shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article XI of the Lease). Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to Article III of the Work Letter attached to this Lease.

        Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities to Tenant (which shall only be provided upon Tenant's request), including, without limitation, telephone lines, shall be charged to Tenant.

        SECTION 6.2.    OPERATION AND MAINTENANCE OF COMMON AREAS.    During the Term, Landlord shall operate all Common Areas within the Project. The term "Common Areas" shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, but shall not include any interior spaces within any buildings in the Project.

        SECTION 6.3.    USE OF COMMON AREAS.    The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with the Rules and Regulations (as defined in Article XVII of this Lease). Landlord shall operate and maintain the Common Areas in the manner as determined by Landlord in its reasonable discretion. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs except to the extent any particular cost incurred is related to or associated with a specific tenant and can be charged to such tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations or use of Premises, including without limitation, planters and furniture. Except as expressly provided elsewhere in this Lease, nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord, provided, however, that any such closure shall not unreasonably interfere with Tenant's access to the Premises or Tenant's parking rights granted in this Lease.

        SECTION 6.4.    PARKING.    Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than seven (7) consecutive days unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the active negligence or willful misconduct of Landlord, or Landlord's employees, authorized agents or contractors. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 84-month Term of this Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

        SECTION 6.5.    CHANGES AND ADDITIONS BY LANDLORD.    Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Notwithstanding the foregoing, no change by Landlord to the Common Areas shall: (i) materially impair access to and from the Premises from the parking areas, (ii) reduce the number of Tenant's parking spaces granted under this Lease, or (iii) otherwise unreasonably interfere with Tenant's access to and use of the Premises, the parking areas and the Common Areas adjacent to the Building in any material manner without Tenant's prior written consent, which shall not be unreasonably withheld.

ARTICLE VII. MAINTAINING THE PREMISES

        SECTION 7.1.    TENANT'S MAINTENANCE AND REPAIR.    Tenant at its sole expense shall repair and maintain and make all appropriate replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear and casualty, including without limitation all interior glass, doors, door closures, hardware, fixtures, HVAC systems and equipment serving the Premises, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises, all Alterations constructed by Tenant pursuant to Section 7.3 below, and all of the "Tenant Improvements" installed by Tenant pursuant to the Work Letter. In no event, however, shall Tenant be responsible for capitalized replacements exceeding the amount of Ten Thousand Dollars ($10,000.00) in cost per replacement, or for any repairs required of Landlord pursuant to Sections 2.2 or 2.4. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall provide all janitorial services to the Premises and, at Landlord's request, shall provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall, unless otherwise permitted in this Lease, be at least equal in quality to the original work, taking into account ordinary wear and tear, and shall be made only by a licensed contractor, which contractor, for repairs or replacements exceeding $50,000.00, shall be approved in writing in advance by Landlord, not to be unreasonably withheld or delayed. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors attached hereto as Exhibit H, as reasonably modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord's notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred upon submission of an invoice. Notwithstanding anything to the contrary in this Section 7.1, Tenant may, by giving Landlord not less than sixty (60) days prior written notice, elect to have Landlord assume Tenant's obligations under this Section 7.1 for repair and maintenance of the HVAC systems and equipment serving the Premises.

        SECTION 7.2.    LANDLORD'S MAINTENANCE AND REPAIR.    Subject to Section 7.1 and Article XI, Landlord shall maintain in good operating condition and repair all parts of the Premises that are not Tenant's obligation under Section 7.1 and all areas outside of the Premises including, without limitation, all portions and elements of the roof (including sky lights and related seals), foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass and doors), structural walls, passenger and freight elevators and the structural, life/safety, electrical and mechanical systems (except for HVAC systems and equipment) in or serving the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for reasonable maintenance, repair costs and replacement costs as provided elsewhere in this Lease (but subject to any limitations therein provided). Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Except as set forth in Sections 2.4 and 4.2 of this Lease, all costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Project Costs.

        SECTION 7.3.    ALTERATIONS.    Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements ("Alterations") to the Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations to the Premises costing less than Fifty Thousand Dollars ($50,000.00) during each calendar year of the Term without Landlord's consent, provided, however, that any Alterations which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord's prior written consent, which shall not be unreasonably withheld, and Tenant shall supply an itemized summary to Landlord's property manager, including as-built plans (if applicable), at least annually, of all of the foregoing Alterations made without Landlord's consent. Notwithstanding anything to the contrary contained in either of the foregoing sentences, without the prior written consent of Landlord which may be withheld in Landlord's sole and absolute discretion, no Alterations shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), (ii) adversely affect or penetrate through any of the structural portions of the Building, including but not limited to the roof, (iii) require any change to the basic floor plan of the Premises (including, without limitation, the adding of any additional "office" square footage) or any material change to any structural, electrical or mechanical systems of the Premises, (iv) fail to comply with any applicable governmental requirements or with any governmental permit prerequisite to the construction thereof, (v) result in the Premises requiring building services beyond the level normally provided to other tenants, (vi) interfere in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) alter or replace Standard Improvements with a Non-Standard Improvement. In the event that any requested Alteration involves the use of lesser quality materials or less stringent specifications than the building standard materials and specifications attached hereto as Exhibit I ("Standard Improvements"), Landlord may withhold consent to such Alteration in its sole and absolute discretion. In the event Landlord so consents to the use of lesser quality materials or less stringent specifications than the Standard Improvements (such use being referred to as a "Non-Standard Improvement"), Tenant shall be responsible for the cost of replacing such Non-Standard Improvement with the applicable Standard Improvement ("Replacements"), which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord may impose any reasonable condition to its consent, including but not limited to reasonable requirements as to the manner and time of performance of such work, but not including a lien and completion bond unless: (A) Tenant's current Statements show a net worth less than the Statements of Tenant at lease execution, and (B) such Alterations cost in excess of Two Hundred Fifty Thousand

Dollars ($250,000.00). Landlord shall in all events, whether or not Landlord's consent is required, have the right to reasonably approve the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. The restriction set forth in the preceding sentence shall not apply if the cost of such Alteration or Replacement is less than Fifty Thousand Dollars ($50,000.00). Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees that Landlord shall be entitled to a supervision fee for any Alterations either requiring a permit from the City of San Diego or affecting any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, in the following amounts: (i) five percent (5%) of the cost of such Alterations costing less than Fifty Thousand Dollars ($50,000.00), or (ii) for Alterations costing more than Fifty Thousand Dollars ($50,000.00), the sum of Two Thousand Five Hundred Dollars ($2,500.00) plus one percent (1%) of the cost of such Alterations (not to exceed the aggregate amount of Fifteen Thousand Dollars ($15,000.00)), plus Landlord's actual and reasonable costs of its mechanical and/or electrical engineers to review such Alterations. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, the Building or the Common Area. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its reasonable discretion. Any request for Landlord's consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant's architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord's systems and standards. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (but excluding trade fixtures, personal property, equipment and furniture, including, but not limited to, laboratory equipment and benching and emergency generators which shall remain the property of Tenant), shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, as provided in the next succeeding paragraph of this Section 7.3, require Tenant to remove by the Expiration Date or sooner termination date of this Lease, all or any of the Alterations installed either by Tenant or by Landlord at Tenant's request, and to repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to their condition prior to making such Alterations, reasonable wear and tear and casualty excepted.

        As of the Expiration Date or earlier termination date of this Lease, Landlord shall have the right to require Tenant to remove any Alterations made by Tenant to the Premises and to replace same with the applicable Replacements, whether or not Landlord's consent was required. Notwithstanding anything to the contrary in this Section 7.3, if at the time of requesting Landlord's consent to any such Alterations or if prior to commencing any Alterations for which Landlord's consent is not required, Tenant shall request in writing whether or not Landlord shall require such Alterations to be so removed and replaced as of the Expiration Date or earlier termination date of this Lease, then Landlord's right to require Tenant to so remove and replace such Alterations shall be exercised, if at all, at the time of Landlord's consent thereto.

        As used in this Section 7.3, "Alterations" do not include the Tenant Improvements to be constructed by Tenant pursuant to the attached Work Letter.

        SECTION 7.4.    MECHANIC'S LIENS.    Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly (but in no event later than ten (10) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord's attorneys' fees, and any direct damages incurred by Landlord proximately caused by such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the per annum rate of ten percent (10%) not to exceed the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) business days prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on or about the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

        SECTION 7.5.    ENTRY AND INSPECTION.    Landlord shall at all reasonable times, upon at least 24 hours prior written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

        SECTION 7.6.    COMMUNICATIONS EQUIPMENT.    Landlord hereby grants to Tenant a non-exclusive license (the "License") to install, maintain and operate on the roof of the Building one or more antenna or satellite dishes not exceeding forty-eight inches (48") in height (the "Antenna") in accordance with and subject to the terms and conditions set forth below. The Antenna shall be installed at a location designated by Landlord and reasonably acceptable to Tenant ("Licensed Area"). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this Section 7.6 all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

        (1)   The Term of the License shall be coterminous with this Lease;

        (2)   Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Section 7.7 during the Term of this Lease.

        (3)   Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna and the necessary mechanical and electrical equipment to service said Antenna and for no other use or purpose. The installation of the Antenna and all equipment and facilities related thereto, including any required conduit from the Premises to the Antenna, shall be deemed to constitute an alteration subject to the provisions of Section 7.3 of the Lease, provided that Landlord shall not unreasonably withhold its approval of the same. Landlord may require appropriate screening for the Antenna as a condition of Landlord's approval of the installation of the Antenna. Tenant may have access to the Licensed Area for such uses during normal business hours and at times upon reasonable prior notice to Landlord and shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection therewith;

        (4)   The Antenna shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant's facilities within the Premises for Tenant's use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties as a commercial business;

        (5)   Landlord reserves the right upon reasonable prior written notice to Tenant to require the removal of any and all of such equipment should Landlord reasonably determine that its presence results in material damage to the Building unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

        (6)   Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant's failure to do so shall be deemed a default under the terms of this License, as a result of which Landlord may terminate the License on five (5) days notice, and Tenant shall remove the Antenna.

        (7)   During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna. Any claim or liability resulting from the use of the Antenna or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant's use of the Premises;

        (8)   During the term of the License, Tenant shall pay all taxes attributable to the Antenna and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with evidence that the Licensed Area and Tenant's use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Exhibit D; and

        (9)   Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna and all related equipment and facilities, including any conduit from the Premises to the Antenna, from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense.

        SECTION 7.7.    EMERGENCY GENERATORS.    Landlord acknowledges that Tenant desires to install as part of the Tenant Improvements up to two (2) emergency generators in or about the Building (the "Generators") in the locations shown on Exhibit F attached hereto. Provided such installation complies with all laws, Landlord approves Tenant's installation of the Generators as part of the Tenant Improvements.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

        Tenant shall be liable for and shall pay, prior to delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non-Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant's personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Non-Standard Improvements, Alterations and personal property, Landlord's reasonable determination shall be conclusive. At Tenant's request, Landlord shall provide Tenant with the basis and rationale for such allocation.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

        SECTION 9.1.    RIGHTS OF PARTIES.

        (a)   Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord's consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld or conditioned in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting shall be void and of no force and effect and any such attempted assignment or subletting shall constitute an Event of Default of this Lease if not cured within thirty (30) days of written notice from Landlord. Landlord shall not be deemed to have given its consent to any assignment or subletting by any course of action other than written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

        (b)   If Tenant desires to transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed transferee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease, assignment or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee; (vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in Section 9.1 (c), Landlord shall not unreasonably withhold or condition its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold and/or condition its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease; (2) a proposed subtenant or assignee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord (following execution of a commercially reasonable non-disclosure agreement, if required by the proposed subtenant or assignee) concerning the proposed subtenant or assignee, including, but not limited to, a certified balance sheet of the proposed subtenant or assignee as of a date within one hundred eighty (180) days of the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord's consent; (3) the proposed assignee or subtenant is an existing tenant of the Building or Project or a prospect with whom Landlord is actively negotiating to become a tenant at the Building or Project; or (4) the proposed transfer will impose adverse tax effects on Landlord for which Landlord will not be fully compensated. Tenant's exterior signage rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises.

        Notwithstanding the foregoing, Tenant may assign its exterior signage rights in connection with an assignment of this Lease or a subletting of more than fifty percent (50%) of the Floor Area of the Premises that is consented to by Landlord or in connection with a Permitted Transfer (as defined below); provided, however, that Landlord shall have the right of prior approval that such signage continues to comply with the Sign Criteria and the other requirements of Section 5.2 of this Lease, and provided further that any name and/or graphics on such signage do not materially devalue the Project as determined by Landlord in its sole and absolute discretion.

        If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

        (c)   Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment of this Lease or to a proposed subletting of more than fifty percent (50%) of the Floor Area of the Premises for all or substantially all of the then-remaining Term of this Lease, Landlord may elect, within the fifteen (15) business day period permitted for Landlord to approve or disapprove a requested transfer, to (i) sublease the Premises (or the portion proposed to be so subleased), or take an assignment of Tenant's interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of trade fixtures, furniture and equipment, personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be so subleased or assigned with a proportionate abatement in the rent payable under this Lease in which case Tenant shall have no further liability for Basic Rent or Operating Expenses accruing from and after the effective date of such termination with respect to such portion of the Premises, effective thirty (30) days following written notice by Landlord of its election to so sublease or terminate. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant.

        (d)   In the event that Landlord approves the requested assignment or subletting, Tenant agrees that fifty percent (50%) of any amounts actually paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent and Operating Expenses reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been incurred to provide occupancy related services or other costs to such assignee or subtenant of a nature commonly provided by landlords of similar space (e.g. brokerage commissions, improvement allowances, etc., actually incurred by Tenant), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant within ten (10) days of Tenant's receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord's costs related to such review or audit. At Landlord's request, a commercially reasonable written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

        (e)   Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord's actual and reasonable costs related to such assignment, subletting or other transfer or (ii) Five Hundred Dollars ($500.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of Five Hundred Dollars ($500.00) concurrently with Tenant's request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord's actual costs related to such request exceeds $500.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

        SECTION 9.2.    EFFECT OF TRANSFER.    Except for a termination elected by Landlord pursuant to Subsection 9.1(c)(ii) above, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No assignment or subletting shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee's assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord a commercially reasonable executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

        SECTION 9.3.    SUBLEASE REQUIREMENTS.    The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

        (a)   Except as expressly otherwise agreed by Landlord in its written consent to such sublease, the sublease and/or any subletting by Tenant shall be subject and subordinate to this Lease.

        (b)   Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease during the pendency of any Event of Default; provided, however, that unless there is an uncured Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. At Tenant's request, not more frequently than quarterly, Landlord shall supply Tenant with the gross amounts of any such sublease rentals so collected by Landlord to date and the application of such subrentals so collected to amounts then due under the Lease. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured Event of Default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary.

        (c)   In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant's interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

        SECTION 9.4.    CERTAIN TRANSFERS.    The following shall be deemed to constitute an assignment of this Lease: (a) the sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or (b) the transfer, assignment or hypothecation of any stock or interest in Tenant to a single entity which constitutes more than fifty percent (50%) of Tenant's voting stock. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease to: (A) any person(s) or entity who controls, is controlled by or is under common control with Tenant, (B) to any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity, or (C) to any person or legal entity which acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as "Permitted Transfer"), so long as (i) the net worth of the successor or reorganized entity after such Permitted Transfer is at least equal to the net worth of Tenant as of the execution of this Lease by Landlord, evidence of which, reasonably satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such Permitted Transfer and such assignment documentation and other information as Landlord may reasonably require in connection therewith, and (iii) all of the other terms and requirements Section 9.2 and 9.3 (but not of Section 9.1) shall apply with respect to such assignment. For purposes of this Section 9.4, a public or private offering of Tenant debt or equity shall not be deemed an assignment of this Lease.

ARTICLE X. INSURANCE AND INDEMNITY

        SECTION 10.1.    TENANT'S INSURANCE.    Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

        SECTION 10.2.    LANDLORD'S INSURANCE.    Landlord shall provide property insurance coverage insuring the full replacement cost of the Building, including all Tenant Improvements constructed pursuant to the attached Work Letter, with or without deductible and in amounts and coverages appropriate and consistent with industry standards as reasonably determined by Landlord and subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions) (the "Property Policy"), and commercial general liability insurance with or without deductible and in amounts and coverages appropriate and consistent with industry standards as reasonably determined by Landlord (the "Liability Policy"). In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgages may from time to time deem appropriate in its sole discretion, including without limitation, coverage for earthquake and flood. Landlord shall not be required to carry insurance of any kind on Tenant's Alterations or on Tenant's other property, including, without limitation, Tenant's trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord is required or elects to provide insurance hereunder; provided, however, that in the event The Irvine Company, or any affiliate thereof, is no longer the "Landlord" under this Lease, such successor Landlord must demonstrate to Tenant a net worth of at least One Hundred Million Dollars ($100,000,000.00) to continue to self-insure such risks.

        SECTION 10.3.    JOINT INDEMNITY.

        (a)   To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Event of Default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Tenant shall assume Landlord's defense in any action covered by this Section through counsel reasonably satisfactory to Landlord. The provisions of this Section 10.3(a) shall expressly survive the expiration or sooner termination of this Lease. Tenant's obligations under this Section shall not apply in the event that the claim, liability, cost or expense (i) is caused by the active negligence or willful misconduct of Landlord, Landlord's employees, contractors or authorized agents; or (ii) (1) relates to an obligation of Landlord hereunder and (2) is of the nature that Landlord had actual knowledge of the condition; or (iii) that is Landlord's responsibility to indemnify Tenant pursuant to Section 10.3(b) below.

        (b)   To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date that occurs in connection with the operation, maintenance and repair of the Common Areas of the Project and (i) is caused by the active negligence or willful misconduct of Landlord, Landlord's employees, contractors or authorized agents; or (ii) (1) relates to an obligation of Landlord hereunder and (2) is of the nature that Landlord had actual knowledge of the condition. The provisions of this Section 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

        SECTION 10.4.    LANDLORD'S NONLIABILITY.    Subject to the express indemnity obligations contained in Section 10.3(b) of this Lease and such other applicable provisions of this Lease (including, without limitation, Landlord's right to self-insure pursuant to Section 10.2 above), Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for personal injury or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for (i) loss or interruption of Tenant's business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or (ii) any other loss, cost, damage, injury or liability resulting from Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord's employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 6.1, 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises or the Building and of matters related to the condition of the Premises or Building that pose a material threat to the safety or health of persons in or around the Premises or Building.

        SECTION 10.5.    WAIVER OF SUBROGATION.    Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease (including, without limitation, the Property Policy carried by Landlord, regardless of whether Landlord self-insures such coverage); provided however, that the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

ARTICLE XI. DAMAGE OR DESTRUCTION

        SECTION 11.1.    RESTORATION.

        (a)   If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty (including but not limited to, the contamination of the Premises and/or the Building by Hazardous Materials not caused or knowingly permitted by Tenant or by any Tenant Party which contamination renders the Premises unsafe for occupancy by Tenant), then Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair is not available from Landlord's Property Policy (regardless of whether Landlord self-insures such coverage), or from any earthquake insurance carried by Landlord, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an uncured monetary Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing ("Landlord's Notice") within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord has estimated that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord's Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord's Notice).

        (b)   If Landlord has the right to terminate this Lease pursuant to Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord's Notice no uncured monetary Event of Default exists, then within twenty (20) days following delivery of Landlord's Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord's Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant's continued use of the Premises. If Tenant fails to provide such termination notice within such twenty (20) day period, Tenant shall be deemed to have waived any termination right under this Section 1l.1(b) or any other applicable law.

        (c)   In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Improvements constructed pursuant to the Work Letter, so long as insurance proceeds from insurance required to be carried by Tenant are made available to Landlord. Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord (to the extent expended for such repair and/or replacement by Landlord). Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord's Notice to Tenant as described in Section 11.1(a). Notwithstanding the foregoing, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

        (d)   In the event the Lease is not terminated by Landlord or Tenant as provided in this Article XI, commencing on the date of such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the Basic Rent and Operating Expenses to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as reasonably determined by Landlord, provided that Tenant is then carrying the rental loss insurance required of Tenant pursuant to Exhibit D.

        (e)   Except as provided in Section 11.1(c), Landlord shall not be required to repair or replace any of Tenant's furniture, trade fixtures or equipment or any Tenant Improvement or Alteration.

        (f)    Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

        SECTION 11.2.    LEASE GOVERNS.    Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

        SECTION 12.1.    TOTAL OR PARTIAL TAKING.    If all or a material portion of the Building is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. For purposes of this Article XII, a material portion of the Building shall be enough that, in Tenant's good faith judgment, the part of the Building that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. In the event title to a portion of the Building or Project, whether or not including a portion of the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the Basic Rent and Operating Expenses corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

        SECTION 12.2.    TEMPORARY TAKING.    No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy all or any part of the Building for a period of not to exceed thirty (30) days.

        SECTION 12.3.    TAKING OF PARKING AREA.    In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building at no cost to Tenant; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

        SECTION 13.1.    SUBORDINATION.    At the option of Landlord or any lender of Landlord's that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant's possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any commercially reasonable documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all commercially reasonable instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred. Landlord shall use its reasonable diligence to obtain the instrument described in the foregoing from the holder of any ground or underlying lease and/or of any mortgage or deed of trust of record as of the execution of this Lease.

        Within sixty (60) days of the execution hereof, as a condition precedent to Tenant's obligations under this Lease, Landlord shall deliver to Tenant executed and notarized nondisturbance agreements in writing from any lenders whose debt is secured by all or a portion of the Project, in form and content provided for in the applicable underlying financing documents, stating that so long as Tenant is not in default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof. Tenant shall reimburse Landlord for, or shall pay directly, all costs assessed by said lender (in excess of One Thousand Dollars ($1,000.00)) in connection with obtaining such nondisturbance agreement(s).

        SECTION 13.2.    ESTOPPEL CERTIFICATE.

        (a)   Tenant shall, at any time upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information regarding this Lease and/or Tenant's occupancy of the Premises that Landlord or any purchaser or encumbrancer may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project.

        (b)   Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement required by the provisions of Section 13.2(a) above within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord's performance, and (iii) not more than one month's rental (excluding the Security Deposit) has been paid in advance.

        SECTION 13.3.    FINANCIALS.

        (a)   Tenant has delivered to Landlord prior to the execution of this Lease, and shall deliver to Landlord at any time upon not less than ten (10) business days prior written notice from Landlord, Tenant's audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year for which such statements are available (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project (provided that Landlord shall require that any such proposed purchaser execute a confidentiality agreement, in commercially reasonable form, requiring that the Statement be kept confidential), and to any encumbrancer of all or any portion of the Building or Project (provided that Landlord shall request such encumbrancer to keep such Statements confidential). Notwithstanding the foregoing, in the event Tenant shall become a publicly-traded corporation whose stock is traded on a nationally recognized exchange or on NASDAQ, the "Statements" shall consist of Tenant's most recently publicly disclosed financial statements.

        (b)   Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material adverse change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of, and for the periods presented in, such Statements provided to Landlord.

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

        SECTION 14.1.    TENANT'S DEFAULTS.    In addition to any other breaches of this Lease which are defined as Events of Default in this Lease, the occurrence of any one or more of the following events shall constitute an Event of Default by Tenant:

        (a)   The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

        (b)   The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

        (c)   The discovery by Landlord that any of the Statements provided by Tenant was materially and adversely false.

        (d)   The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

        (e)   The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to have committed an Event of Default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

        (f)    (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within sixty (60) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(f) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this Section 14.1(f) is contrary to applicable law, the provision shall be of no force or effect.

        SECTION 14.2.    LANDLORD'S REMEDIES.

        (a)   If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

            (i)  Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the

  Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

            (1)   The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

            (2)   The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

            (3)   The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

            (4)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

            (5)   The term "rent" as used in the Lease shall be deemed to mean the Basic Rent, Tenant's Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

           (ii)  Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

        (b)   Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

        (c)   No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy of any Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure an Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

        SECTION 14.3.    LATE PAYMENTS.

        (a)   Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant's Share of Operating Expenses or any other payment due to Landlord under this Lease, that is not received by Landlord within five (5) days following the date due shall bear interest at the maximum per annum rate of ten percent (10%) not to exceed the rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant's Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant's Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment; provided, however, that Landlord shall waive such late fee in connection with the initial late payment by Tenant. Acceptance of a late charge alone by Landlord shall not constitute a waiver of Tenant's Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

        (b)   Following each second installment of Basic Rent and/or the payment of Tenant's Share of Operating Expenses within any twelve (12) month period that is not paid within five (5) days following the date due, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent and the Tenant's Share of Operating Expenses shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check or wire transfer. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant's Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Event of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

        SECTION 14.4.    RIGHT OF LANDLORD TO PERFORM.    All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money due under this Lease, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all reasonable sums paid by Landlord and all necessary incidental costs, together with interest at the per annum rate of ten percent (10%) not to exceed the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall provide Tenant with written notice and the appropriate cure period provided in this Lease before performing any act on behalf of Tenant.

        SECTION 14.5.    DEFAULT BY LANDLORD.    Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord's default under this Lease, Tenant's sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant's actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs; provided, however, if Landlord fails to commence and diligently pursue a cure to its default with respect to an item or condition that threatens the health or safety of persons in or around the Building, Tenant may take all reasonable actions to resolve the issue and seek its actual out-of-pocket damages so incurred against Landlord. Tenant may resort to its sole remedies cumulatively or in the alternative.

        SECTION 14.6.    EXPENSES AND LEGAL FEES.    All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any reasonable collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum not to exceed the maximum rate permitted by law. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other reasonable costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

        SECTION 14.7.    WAIVER OF JURY TRIAL.    LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

        SECTION 14.8.    SATISFACTION OF JUDGMENT.    The respective obligations of Landlord and Tenant do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or Tenant, respectively or their constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant. The provisions of the foregoing sentence shall not apply, however, to: (i) proceeds from insurance coverage required of Landlord pursuant to Section 10.2 of this Lease, (ii) Landlord's obligation to carry insurance coverage pursuant to Section 10.2 to the extent that Landlord elects to "self-insure" such coverage, and (iii) Landlord's obligation to fund the Access Control Allowance, the Floor Surface Allowance and/or the Landlord's Contribution (as defined in the Work Letter) pursuant to the applicable provisions of this Lease.

ARTICLE XV. END OF TERM

        SECTION 15.1.    HOLDING OVER.    This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that for the initial two (2) months of holdover the monthly Basic Rent shall be one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination, and thereafter the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Project. The acceptance by Landlord of monthly holdover rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due for any holdover by Tenant, unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

        SECTION 15.2.    MERGER ON TERMINATION.    The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

        SECTION 15.3.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY.    Subject to the provisions of 7.3 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as of the date of substantial completion of the Tenant Improvements by Tenant or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, trade fixtures (including, without limitation, laboratory benches and equipment and the Generators) and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the restoration of all electrical and plumbing facilities caused by such removal, the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage and the reasonable costs thereof shall be reimbursed by Tenant. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord following the Expiration Date or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

        All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, except as expressly provided in this Lease, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant's Share of Operating Expenses pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) business days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

        Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E (the "Rules and Regulations"), and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas, provided that such additional rules and regulations do not materially decrease Tenant's rights under this Lease or materially increase Tenant's obligations under this Lease. Landlord shall use its commercially reasonable efforts to apply the Rules and Regulations uniformly and on a non-discriminatory basis, but Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations, following written notice from Landlord and Tenant's failure to cure pursuant to the applicable provisions of Section 14.1 above, shall constitute an Event of Default. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER'S COMMISSION

        The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

        In the event of any transfer of Landlord's interest in the Premises, and the transferee's assumption of the obligations of the Landlord arising from and after the effective date of such transfer, the transferor shall be automatically relieved of all further obligations on the part of Landlord, (but shall not be relieved of any obligations or liabilities arising during its ownership of such interest in the Building or Project) and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

        SECTION 20.1.    GENDER AND NUMBER.    Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

        SECTION 20.2.    HEADINGS.    The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

        SECTION 20.3.    JOINT AND SEVERAL LIABILITY.    If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

        SECTION 20.4.    SUCCESSORS.    Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

        SECTION 20.5.    TIME OF ESSENCE.    Time is of the essence with respect to the performance of every provision of this Lease.

        SECTION 20.6.    CONTROLLING LAW/VENUE.    This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Project is located.

        SECTION 20.7.    SEVERABILITY.    If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        SECTION 20.8.    WAIVER AND CUMULATIVE REMEDIES.    One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by either party of this Lease shall be deemed to have been waived by the other party unless the waiver is in a writing signed by such party. Subject to the express limitations and restrictions contained in this Lease, the rights and remedies of Landlord and Tenant under this Lease shall be cumulative and in addition to any and all other rights and remedies which such party may have.

        SECTION 20.9.    INABILITY TO PERFORM.    In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent, or either party from the timely performance of any of their respective obligations under this Lease within such party's reasonable control.

        SECTION 20.10.    ENTIRE AGREEMENT.    This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

        SECTION 20.11.    QUIET ENJOYMENT.    Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

        SECTION 20.12.    SURVIVAL.    All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

        SECTION 20.13.    INTERPRETATION.    This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

ARTICLE XXI. EXECUTION AND RECORDING

        SECTION 21.1.    COUNTERPARTS.    This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

        SECTION 21.2.    CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY.    The parties hereto represent and warrant that they are duly authorized to execute and deliver this Lease, and that this Lease is binding in accordance with its terms. If this Lease is not signed by two officers as provided in California Corporations Code Section 313, Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

        SECTION 21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER.    The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

        SECTION 21.4.    RECORDING.    Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

        SECTION 21.5.    AMENDMENTS.    No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

        SECTION 21.6.    EXECUTED COPY.    Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

        SECTION 21.7.    ATTACHMENTS.    All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII. MISCELLANEOUS

        SECTION 22.1.    NONDISCLOSURE OF LEASE TERMS.    Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease ("Confidential Information") to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant advises that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant's sole cost, take all commercially reasonable steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease. Notwithstanding anything to the contrary, the restrictions contained in this Section 22.1 shall not apply to the filing of this Lease with the Securities and Exchange Commission in connection with any public offering of securities.

        SECTION 22.2.    [INTENTIONALLY DELETED]

        SECTION 22.3.    CHANGES REQUESTED BY LENDER.    If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations nor materially decrease the rights of Tenant, or materially and adversely affect the leasehold interest created by this Lease.

        SECTION 22.4.    MORTGAGEE PROTECTION.    No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary's deed of trust.

        SECTION 22.5.    [Intentionally Deleted.]

        SECTION 22.6.    SECURITY MEASURES.    Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent

Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the reasonable cost thereof shall be included within the definition of Project Costs.

LANDLORD:		TENANT:
THE IRVINE COMPANY		PROMETHEUS LABORATORIES INC., a California corporation
By:	/s/ William R. Halford William R. Halford President, Office Properties	By:	/s/ Joseph M. Limber Joseph M. Limber President and Chief Executive Officer
By:	/s/ Steven M. Case Steven M. Case, Senior Vice President Leasing, Office Properties	By:	/s/ Michael V. Swanson Michael V. Swanson Vice President, Finance and Chief Financial Officer

THE IRVINE COMPANY

9410 Carroll Park Dr.

        [map of building]

EXHIBIT A
to the Lease

THE IRVINE COMPANY

9410 Carroll Park Dr.

        [map of building]

EXHIBIT A
to the Lease

SCHEDULE A

Landlord's Work

        Landlord shall repair and/or replace the following items located in or around the Building and Premises, insuring that such items are in good operating condition:

  1.
  Central plant

  a.
  Cooling tower system, loop chemistry and flow performance—Complete, subject to Note 1 below

  b.
  Boiler controls, burners and ignition integrity—Complete, subject to Note 1 below

  i.
  Chiller System #1—Complete, subject to Note 1 below

  ii.
  Chiller System #2—Landlord shall replace with a 180-ton Turbocor McQuay chiller system. Chiller System #2 shall be installed as the "Lead Chiller System"—To be completed within sixteen (16) weeks of Lease execution

  c.
  All circulating pumps—Complete, subject to Note 1 below

  d.
  Controls—Landlord has installed a new Siemens Control Panel. All points have been tested & verified. Complete, subject to Note 1 below.

  2.
  Building

  a.
  Air handlers drives/fans and controllers—Complete, subject to Note 1 below

  b.
  VAV distribution boxes performance and integrity in Existing Office Areas—Complete, subject to Note 1 below

  c.
  Reheat coils in Existing Office Areas—Complete, subject to Note 1 below

  d.
  Siemens Building Automation control system including a new computer & printer, software, supporting documentation including, but not limited to, programming printout with point locations and setpoints, loop control performance integrity in existing office areas—To be completed within four (4) weeks of Lease execution, subject to Note 1 below

  e.
  ADA Compliance Work as follows, to be completed within eight (8) weeks of Lease Execution:

  i.
  Lower grab bars in all handicapped stalls. Includes lowering flushometers and wall tile repair

  ii.
  Lower coat hooks. Plugs will be inserted into removed screw holes

  iii.
  Add U-shaped pulls

  iv.
  Lower feminine napkin dispensers. Screw holes to be patched

  v.
  Add deck-mounted soap dispensers

  vi.
  Adjust drinking fountains if required.

  3.
  Premises

  a.
  Provide functional trash/recycle container storage enclosures as set forth in Exhibit F—To be completed by July 30, 2005

  b.
  Provide functional Hazardous Materials storage enclosures as set forth in Exhibit F—To be completed by July 30, 2005

        Note 1—Landlord shall provide written notice of completion of these items after execution and delivery of the Lease. Should Chiller #1 fail to remain in good operating condition during the forty-five (45) day period after each written notice, Landlord shall repair Chiller #1, provide written notice that Chiller #1 is in good operating condition, and the forty-five (45) day period shall start over for these items.

Schedule A
to the Lease

EXHIBIT B

THE IRVINE COMPANY—INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

        The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group ("IPG") property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

        If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE
111 Innovation Drive
Irvine, CA 92617

        Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.	GENERAL INFORMATION.
Name of Responding Company:
	Check all that apply:	Tenant	( )	Contractor	( )
		Prospective	( )	Existing	( )
Mailing Address:
Contact person & Title:
Telephone Number: ( )
Current TIC Tenant(s):
Address of Lease Premises:
Length of Lease or Contract Term:
Prospective TIC Tenant(s):
Address of Leased Premises:
Address of Current Operations:
Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

1

2.
HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term "hazardous material" means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.
	2.1	Will any hazardous materials be used or stored on site?
		Chemical Products	Yes	( )	No	( )
		Biological Hazards/Infectious Wastes	Yes	( )	No	( )
		Radioactive Materials	Yes	( )	No	( )
		Petroleum Products	Yes	( )	No	( )
	2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).
		Hazardous Materials	Location and Method of Storage	Quantity

	2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )
If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.
HAZARDOUS WASTE. For the purposes of this Survey Form, the term "hazardous waste" means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.
	3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.
Hazardous Materials	Location and Method of Storage	Quantity

2

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.
		Hazardous Materials	Location and Method of Storage	Quantity

	3.3	Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ( ) No ( )
If yes, please describe any existing or proposed treatment methods.

	3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.
4.	SPILLS
	4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )
If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

	4.2	Were any agencies notified in connection with such spills? Yes ( ) No ( )
If so, attach copies of any spill reports or other correspondence with regulatory agencies.
	4.3	Were any clean-up actions undertaken in connection with the spills?
Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

3

5.	WASTEWATER TREATMENT/DISCHARGE
	5.1	Do you discharge industrial wastewater to:
		storm drain?	sewer?
		surface water?	no industrial discharge
	5.2	Is your industrial wastewater treated before discharge? Yes ( ) No ( )
If yes, describe the type of treatment conducted.

5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.
6.	AIR DISCHARGES.
	6.1	Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )
	6.2	Do you operate any equipment that require air emissions permits? Yes ( ) No ( )
	6.3	Attach copies of any air discharge permits pertaining to these operations.
7.	HAZARDOUS MATERIALS DISCLOSURES.
	7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )
	7.2	Has your company prepared a Hazardous Materials Disclosure—Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )
If so, attach a copy.
	7.3	Are any of the chemicals used in your operations regulated under Proposition 65?
If so, describe the procedures followed to comply with these requirements.

4

	7.4	Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )
If so, describe the procedures followed to comply with these requirements.

8.	ANIMAL TESTING.
	8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )
If so, describe the activity.

	8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )
If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS.
	9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )
If so, describe the actions and any continuing obligations imposed as a result of these actions.

	9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

5

9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )
9.4	If you answered "yes" to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:
Name:
Title:
Date:

6

EXHIBIT C

        [INTENTIONALLY DELETED.]

EXHIBIT D

TENANT'S INSURANCE

        The following requirements for Tenant's insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements. Landlord reserves the right to adopt commercially reasonable nondiscriminatory modifications and additions to these insurance requirements applying to Landlord's insured portfolios as a whole. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

        1.     Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for (A) personal injury, independent contractors, broad form property damage, fire and water legal liability, and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises) which policy(ies) shall be written on an "occurrence" basis (B) products liability (only if a product is sold by Tenant from the Premises) which policy may be written on a "claims made" basis, and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance of at least One Million Dollars ($1,000,000.00); (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder's risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "special form" policy, insuring Tenant's Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) loss of rent insurance in amounts sufficient to cover up to one (1) year of Basic Rent and Operating Expenses payable under this Lease. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

        2.     In the event Landlord consents to Tenant's use, generation or storage of "Future HazMats" (as defined in Section 5.3 of the Lease) on, under or about the Premises, Landlord shall have the continuing right, as provided in Section 5.3(b)(B)(ii)(3) of the Lease, to require Tenant, at Tenant's sole cost and expense, to purchase insurance reasonably approved by Landlord with coverage in amounts commensurate with the type and risk of such Future HazMats but not less than Two Million Dollars ($2,000,000.00), insuring (i) any Future HazMats shall be removed from the Premises, (ii) the Premises shall be restored with regard to the Future HazMats, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Future HazMats.

        3.     All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding One Hundred Thousand Dollars ($100,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

        4.     All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California (the foregoing shall not, and is not intended to, exclude insurance companies that are not admitted in the State of California), and with a general policyholder rating of not less than "A-" and financial rating of not less than "VI" in the most current Best's Insurance Report. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each policy evidencing the insurance (appropriately authenticated by the insurer) or a

1

certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. A certificate of insurance evidencing the renewal of any insurance coverage shall also be delivered to Landlord prior to or on the date of the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

        5.     Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant's commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, as additional insureds; (ii) except with respect to Tenant's commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel the coverage provided by the policy (a) for nonpayment of any premium without endeavoring to give Landlord at least ten (10) days prior written notice, and (b) for any other reason without endeavoring to give Landlord at least thirty (30) days prior written notice.

        6.     In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all reasonable sums paid by Landlord, together with interest at the per annum rate of ten percent (10%) and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

        NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD'S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

2

EXHIBIT E

RULES AND REGULATIONS

        This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

        1.     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

        2.     The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business, including the design and construction of the Tenant Improvements or any Alterations, unless such persons are engaged in illegal activities. Smoking is permitted outside the Building and within the Project only in areas designated by Landlord. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord, except for Tenant's facility personnel and contractors.

        3.     No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any exterior window or door of the Premises without the prior written consent of Landlord. No exterior windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

        4.     Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix shelving, decorations, pictures or other wall hangings on the interior walls of the Premises so long as they are not visible from the exterior of the Building. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

        5.     The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of a material commonly used for the transmission of water given the circumstances. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

        6.     [INTENTIONALLY DELETED]

        7.     No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking (except for the type of cooking normally conducted in similar office environments) or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

        8.     Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not permit or suffer the Premises to be used or occupied in any manner offensive or reasonably objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases. Tenant shall properly store and contain any foul smelling gas or substance in the Premises.

        9.     No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

        10.   Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

        11.   Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor (except for vending machines and catering services engaged by Tenant), whether or not invited by Tenant.

        12.   No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

        13.   [INTENTIONALLY DELETED]

        14.   The entire Premises shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures. Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.

        15.   Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may reasonably direct and at such intervals as Landlord may reasonably require.

        16.   All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.

        17.   No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

        18.   [INTENTIONALLY DELETED]

        19.   [INTENTIONALLY DELETED]

        20.   Landlord may from time to time grant other tenants of the project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

        21.   Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, as permitted in Article XVII of the Lease. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

2

THE IRVINE COMPANY

9410 Carroll Park Dr.

Map of Generator, Trash and Hazmat Storage Zones.

EXHIBIT F
to the Lease

1

The

Irvine

Company

[GRAPHIC]

Industrial

Sign Program

FOR
INDUSTRIAL SITES
SUBJECT TO
IRVINE COMPANY DESIGN REVIEW

March 13, 2000

EXHIBIT G
to the Lease

1

Irvine Company

Industrial Sign Program

For Industrial Sites Subject To Irvine Company Design Review

[GRAPHIC]

3/13/00

2

1.0
Design Objectives

1.1
Signs are an important element contributing to the identity and quality of an employment center. This sign program has been established to promote the coordination of exterior signs at industrial sites subject to Irvine Company design review.

1.2
This sign program is intended to be used by The Irvine Company or its agents, not by public agencies. If any public agency has adopted a sign program for a site that is more stringent than the criteria in this sign program, then the public agency's sign program shall be used.

1.3
All signs for industrial sites are to be designed as one of the following sign types.

•
Permanent ground level signs, including monument signs, business directory signs, on-site advisory and regulatory signs;

•
Permanent wall-mounted signs, including single and multiple business identity signs, entry door signs, address signs, operating hours/information signs, and delivery entrance identification/service door signs;

•
Temporary signs, including ground level leasing signs.

2.0
Covered Property

2.1
The following sign criteria apply to industrial sites subject to Irvine Company design review, including sites in Irvine, San Diego, and Sunnyvale, California.

3.0
General Sign Design Criteria

3.1
Signs for each site are limited to those identifying businesses, giving directions for on-site circulation and providing sales, leasing, and construction information.

3.2
No advertising is permitted on any sign.

3.3
All signs are to be compatible in design, size, proportion, color and material with the project they serve.

3.4
Signs visible from the exterior of any building may be lighted, but no signs or any other contrivance may be devised to rotate, gyrate, blink, flash, or move in any fashion.

3.5
Sign copy must be coordinated in size, color and typestyle.

3.6
Copy should be applied in a manner that avoids shadow distortions.

3.7
Copy must be located no closer than one-half letter height to any sign edge or other line of copy. Exceptions may be granted for a registered trademark.

3.8
Logosymbols may not exceed the maximum sign height or 50 percent greater than the actual letter height; and may not be located closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature.

3.9
The sign panel background should be free of distracting details and decoration.

3.10
Copy color should contrast with background color.

3.11
Permanent ground signs may be externally illuminated with concealed, external, low-profile, floodlighting, or internally illuminated in a manner that lights only the copy and not the sign background. No other lighting is acceptable.

3.12
Primary and secondary business identification wall-mounted signs may be illuminated. All other wall-mounted signs must be non-illuminated. At University Research Park in Irvine, only warm white halo-illumination is permitted.

3

3.13
Paint on nonferrous materials to be Mathews Acrylic Polyurethane (or equal) over self etching primer.

4.0
Permanent Ground Level Signs

4.1
Permanent ground level signs are limited to center or project identification monument signs, business identification monument signs, business directory signs, on-site advisory signs, and on-site regulatory signs. No other permanent ground level signs are permitted.

4.2
Center or Project Identification Monument Signs

4.2.1
Purpose: To identify the name and/or address of a site with more than one business.

4.2.2
Maximum Number: One (1) monument sign is permitted per major entrance and one (1) monument sign is permitted at street frontages without entrances.

4.2.3
Location: In front of the street hedge, if occurs. Not at corners with special landscape treatment common on all four corners of an intersection. Not within vehicular sight distance zones.

4.2.4
Orientation: Perpendicular to the street.

4.2.5
Sign Copy: Limited to name of site and/or address.

4.2.6
Maximum Size

  [Illustration]

  Copy may be located no closer than one-half letter height to any sign edge or other line of copy.

4.2.7
Sign Material: Smooth, durable, non-weathering, rectangular sign panel face mounted on a sandblasted natural finish concrete base; with lettering incised in the panel or fabricated from nonferrous metals. (Cabinet signs with translucent or transparent backgrounds are not permitted.) All framing and hardware shall be of nonferrous materials. A 6-inch minimum wide concrete mow strip is required at signs located in turf.

4.3
Business Identification Monument Signs

4.3.1
Purpose: To identify the name of a business when a project or center identification sign is not used; and when a wall-mounted sign is not used.

4.3.2
Maximum Number: One (1) monument sign is permitted per major entrance and one (1) monument sign is permitted at street frontages without entrances.

4.3.3
Location: In front of the street hedge, if occurs. Not at corners with special landscape treatment common on all four corners of an intersection. Not within vehicular sight distance zones.

4.3.4
Orientation: Perpendicular to the street.

4.3.5
Sign Copy: Limited to name of business and street address. (Exceptions for also listing names of parent company or subsidiary may be granted.)

4.3.6
Maximum Size

  [Illustration]

  Copy may be located no closer than one-half letter height to any sign edge or other line of copy.

4.3.7
Sign Material: Smooth, durable, non-weathering, rectangular sign panel face mounted on a sandblasted natural finish concrete base; with lettering incised in the panel or fabricated from nonferrous metals. (Cabinet signs with translucent or transparent backgrounds are not permitted.) All framing and hardware shall be of nonferrous materials. A 6-inch minimum wide concrete mow strip is required at signs located in turf.

4

4.4
Business Directory Signs

4.4.1
Purpose: To identify the names of businesses at a site.

4.4.2
Maximum Number: One (1) directory sign is permitted per major entrance.

4.4.3
Location: At major entrances, behind the street hedge, if occurs.

4.4.4
Sign Copy: Limited to business names and address. This sign may be designed with replaceable name panels.

4.4.5
Maximum Size

  [Illustration]

  Copy may be located no closer than one-half letter height to any sign edge or other line of copy.

4.4.6
Sign Material

  The size, letterstyle, material, and color of all directory signs on the same site must match.

  Smooth, durable, non-weathering, rectangular sign panel face, compatible with any monument sign; mounted on a painted, tinted or sandblasted natural finish concrete base; with lettering incised in the panel or fabricated from nonferrous metals. (Cabinet signs with translucent or transparent backgrounds are not permitted.) All framing and hardware shall be of nonferrous materials. A 6-inch minimum wide concrete mow strip is required at signs located in turf.

4.5
On-Site Advisory Signs

4.5.1
Purpose: To provide directional information to site users.

4.5.2
Location: Along drive aisles, behind the street hedge, if occurs. At building entrances (for addresses at multi-building sites).

4.5.3
Sign Copy: Limited to essential information and may not be used for surrogate tenant identification.

4.5.4
Maximum Size

  [Illustration]

  Copy may be located no closer than one-half letter height to any sign edge or other line of copy.

4.5.5
Sign Material

  Smooth, durable, non-weathering, rectangular sign panel with silk screen or die cut lettering and graphics, mounted on a post or a concrete base.

  The size, letterstyle, material, and color of all directional signs on the same site must match.

  Posts must be painted tubular aluminum. Wood, steel and pre-punched galvanized U-posts are not acceptable.

4.6
On-Site Regulatory Signs

4.6.1
Purpose: To provide legal information to site users, including parking restrictions, vehicular circulation, handicap access, and fire code information.

4.6.2
Location: Along drive aisles, behind the street hedge.

4.6.3
Sign Copy:

  Limited to essential information and may not be used for surrogate tenant identification.

5

  Standard site entry signs for handicap access, fire code and parking requirements are to be consolidated onto a single coordinated sign panel.

4.6.4
Maximum Size:

  Designed as consistent as possible with the directional sign system.

  Stop signs and handicap parking signs shall conform in height and size to applicable codes.

  Copy may be located no closer than one-half letter height to any sign edge or other line of copy.

4.6.5
Sign Material

  Smooth, durable non-weathering, rectangular sign panel with silk screen or die cut lettering and graphics, mounted on a post or a concrete base.

  The size, letterstyle, material, and color of all regulatory signs on the same site must match.

  Stop signs and handicap parking signs shall conform in size, shape, color and text to applicable codes.

  Posts must be painted tubular aluminum. Wood, steel and pre-punched galvanized U-posts are not acceptable.

5.0
Permanent Wall-Mounted Signs

5.1
Permanent wall-mounted signs are signs mounted on buildings identifying businesses or providing information. They are limited to primary business identification signs, single-tenant buildings; secondary business identification signs, single-tenant buildings; business identification signs, multi-tenant buildings; building address signs; operating hours / information signs; and delivery entrance identification / service area signs. No other permanent wall-mounted signs are permitted.

  All primary, secondary and address signs on the same building must use the same materials.

  Primary, secondary and address sign materials are limited to nonferrous metals, acrylics or sign foam only.

  The background wall area should be free of obstructions, large seams, mullions or contrasting colors or materials.

  No signs or supergraphics may be painted directly on building walls.

5.2
Primary Business Identification Signs, Single-tenant Buildings

5.2.1
Purpose: To identify the major occupant(s) of a single-tenant building, when a monument sign is not visible. (A "single-tenant building" is defined as a building that is designed to be occupied by a single business but that may be occupied by several businesses for some period during its lifetime, typically with a common lobby and typically with no more than four businesses.)

  For sites less than five acres, a business may not have a monument sign and wall-mounted sign on the same street frontage. For single business sites five acres or greater, a business may have a monument sign and wall-mounted sign on the same street frontage if both signs are not visible from the same vantage point.

5.2.2
Maximum Number: Two (2) primary business identification signs are permitted per major occupant; and one (1) primary business identification sign is permitted per building elevation.

5.2.3
Location: At the parapet level or at the first floor (eyebrow) level, not on any intermediate floors. Only one (1) primary business identification sign is allowed at any building corner.

6

5.2.4
Sign Copy: Limited to name of business and/or logo only. Subtitles and other copy are not allowed.

5.2.5
Maximum Size: Signs (including logos) may be located no closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature (e.g. maximum sign height is one-half the sign band height for a single-line sign, subject to the additional following criteria).

  Sign Area: 1 square foot per one linear foot of building frontage, up to 200 square feet

  [Illustration]

  20% of the sign area may exceed the maximum sign height if the sign is located no closer than one half average letter height to any building edge. Exceptions to the maximum sign height and length may be granted for registered trademarks, if the average sign height is no larger than the maximum permitted sign height and if the sign is located no closer than one half average letter height to any building edge. Logosymbols may not exceed the maximum sign height or 50 percent greater than the actual letter height; and may not be located closer than one half letter height to any building edge.

5.2.6
Sign Material: Individual letters and logotypes only. No continuous, cabinet or 'can' sign forms are permitted.

5.3
Secondary Business Identification Signs, Single-tenant Buildings

5.3.1
Purpose: To identify minor occupants of a single-tenant building (A "single-tenant building" is defined as a building that is designed to be occupied by a single business but that may be occupied by several businesses for some period during its lifetime, typically with a common lobby and typically with no more than four businesses.)

5.3.2
Maximum Number: One (1) secondary business identification sign is permitted per building occupant; and two (2) business identifications signs (including up to one primary business sign) are permitted per building elevation.

5.3.3
Location: At the first floor (eyebrow) level.

5.3.4
Sign Copy: Information on this sign type is limited to name of business and/or logo only. Subtitles and other copy are not allowed.

5.3.5
Maximum Size: Signs (including logos) may be located no closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature (e.g. maximum sign height is one-half the sign band height for a single-line sign, subject to the additional following criteria).

  [Illustration]

  Exceptions to the maximum sign height and length may be granted for registered trademarks, if the average sign height is no larger than the maximum permitted sign height and if the sign is located no closer than one half average letter height to any building edge.

  Logosymbols may not exceed the maximum sign height or 50 percent greater than the actual letter height; and may not be located closer than one half letter height to any building edge.

5.3.6
Sign Material: Individual letters and logotypes only. No continuous, cabinet or 'can' sign forms are permitted. (Exceptions for continuous signs may be granted for registered trademarks.)

7

5.4
Business Identifications Signs, Multi-tenant Buildings

5.4.1
Purpose: To identify businesses in multi-tenant buildings. (A multi-tenant building' is defined as a building designed for five or more businesses each with an equal, exclusive entrance, usually from an exterior walkway or a common hallway. Typically the average square footage does not exceed 3000 square feet.)

5.4.2
Maximum Number: One (1) sign is permitted per tenant.

5.4.3
Location: Within the tenant lease line frontage in one of the following locations: Option #1) Directly on the primary entry door; Option #2) On glazing or wall panels immediately above the entry door, or Option #3) On glazing or wall panels immediately adjacent to the entry door. All signs on the same building should be located in the same Option.

5.4.4
Sign Copy: Single-line; limited to name of business and/or logo only.

5.4.5
Maximum Size: Signs (including logos) may be located no closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature (e.g. maximum sign height is one-half the sign band height, subject to the additional following criteria).

  [Illustration]

5.4.6
Sign Material: Limited to individual letters and logotypes only: Die-cut vinyl and silkscreen graphics if on glazing; sign foam if on wall panels. The color of all signs on the same building must match, unless the sign is a registered trademark. The lettering of all signs on the same building should be similar, unless the sign is a registered trademark.

5.5
Building Address Signs

5.5.1
Purpose: To identify the stree: address of a building.

5.5.2
Maximum Number: One (1) wall-mounted address sign per street frontage; and as needed for on-site circulation.

5.5.3
Location: On each building at or close to the main entrance lobby and/or visible from the main site entry. Only one (1) wall-mounted address sign is allowed at any building corner. Address sign must be located to remain visible after trees grow to maturity.

5.5.4
Sign Copy: Limited to the address number, the name of the street, and the building number on a multi-building site.

5.5.5
Maximum Size

  Address signs may be located no closer than one half number/letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature (e.g. maximum sign height is one-half the sign band height, subject to the additional following criteria).

  Maximum sign height is 18 inches.
  Maximum sign length is 10 times sign height.

5.5.6
Sign Material: Individual numbers only. No continuous, cabinet or 'can' sign forms are permitted. The size, letterstyle and color of all address signs at the same site must match.

  The address may not appear to be the dominant graphic device on the facade of any building.

8

5.6
Operating Hours/Information Signs

5.6.1
Purpose: To provide operating hours, emergency information and other required notices. They are not to be used for advertising, but may include the name of the business and a statement of services.

5.6.2
Maximum Number: One (1) sign per tenant.

5.6.3
Location: Applied only to the door or to glazing or a wall plaque immediately adjacent to the tenant entrance door.

5.6.4
Maximum size: Signs may be located no closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature.

  Maximum sign area is 2.25 square feet.
  Maximum sign height is 24 inches.
  Maximum sign width is 24 inches.
  Maximum letter height is 2 inches.

5.6.5
Sign Material: Limited to die-cut vinyl and silkscreen graphics only. Neon signs, advertising signs, help-wanted notices, hand-painted signs, painted windows, and temporary signs are not allowed in windows.

5.7
Delivery Entrance Identification/Service Area Signs

5.7.1
Purpose: To identify doors in service areas.

5.7.2
Maximum Number: One (1) service area sign is permitted per door.

5.7.3
Location

  Service and employee entry door identification must be located directly on or adjacent to the door.

  Wall-mounted warehouse truck area shipping and receiving directional signs must be applied to panels compatible with adjacent wall surfaces and located immediately above or beside warehouse doors.

5.7.4
Sign Copy: Limited to the suite address and related information.

5.7.5
Maximum Size: Signs may be located no closer than one half letter height to any building edge, window, door, column, corner, mullion, sign band, canopy or other significant architectural feature.

  Service and employee entry doors:
  Maximum sign area is 1 square foot.
  Maximum letter height is 4 inches.

  Wall-mounted warehouse loading/receiving area directional signs:
  Maximum sign area is 4 square feet.
  Maximum sign height is 12 inches.
  Maximum sign width is 8 feet.

5.7.6
Sign Material: Limited to die-cut vinyl and silkscreen graphics only. The letterstyle and color of all service area signs on the same building must match.

6.0
Flags

6.1
Flags are limited to American, state, county, city or corporate flags displayed on freestanding flagpoles. Foreign country flags for visiting dignitaries may be used on a temporary basis as

9

  needed. Other flags and decorative, advertising or special event banners or devices are not allowed.

6.2
Flagpoles are limited to a maximum of (3) three per location.

6.3
Flagpoles must be freestanding. No flagpoles are allowed on building facades or roofs.

6.4
Flagpole height may not exceed adjacent building height, except for buildings under twenty (20) feet.

6.5
Flagpoles must be freestanding. Flag size shall be compatible with pole height:

Pole Height	Appropriate Flag Size
20 feet	3 feet by 5 feet
25 feet	4 feet by 6 feet
30 feet	5 feet by 8 feet
35 feet	5 feet by 8 feet
40 feet	5 feet by 8 feet
7.0
Temporary Signs

7.1
Temporary signs are non-illuminated, ground level signs that identify or provide basic information about future facilities, for sale /for lease opportunities and construction activities. They may not be used for any other purpose.

  No temporary signs, including panels, placards or banners, are permitted on buildings, walls or fences. Small temporary directional signs may be permitted. Small temporary "space available' stickers may be permitted on building entry doors at 5'-0" to center.

  Banners may be installed for special events, limited to one workday or one weekend per year, with approval by building management.

7.2
Maximum Number: One (1) temporary sign is permitted per 500 feet of street frontage.

7.3
Location

  On-site, at least 10'-0" behind the street curb.

  Not at corners with special landscape treatment common on all four corners of an intersection.

  Not within vehicular sight distance zones.

  Coordinated with landscaping and separated from permanent ground level signs to avoid visual conflicts.

7.4
Sign Copy

  Limited to:

    •
    Name and/or logo of building, development, tenant, or use

    •
    Type and size of building(s)

    •
    Names of leasing agent, real estate broker, primary tenant, developer, financial institution, architect, engineer, general contractor, and/or property management

    •
    Phone number for further information

    •
    Anticipated availability date

    •
    Regulatory or directional information for a construction site, including safety and warning signs and site address

10

    •
    Rendering or site plan diagram of building or project

  Copy may be located no closer than one third letter height to the edge of any sign panel.

7.5
Maximum Size

  Maximum allowable dimensions for future facility, for sale, for lease or construction activity ground signs are:

  12'-0" maximum height
  8'-0" maximum width

  Maximum allowable dimensions for leasing/sales signs after initial 85% occupancy are:

  9'-0" maximum height
  6'-0" maximum width

  [Illustration]

7.6
Sign Material

  All temporary signs must be constructed of exterior grade wood; and designed to match the current Irvine Company program for temporary signs.

  Temporary signs must be refurbished as needed and must be removed at the completion of building construction, occupancy or reoccupancy.

8.0
General Sign Design and Construction Specifications

  This section sets forth guidelines to control exterior signs at industrial sites subject to Irvine Company design review. Included are compliance requirements, signs not permitted and general design and construction specifications.

8.1
Compliance

8.1.1
No person, firm or corporation shall erect, construct, enlarge, alter, rebuild, move, improve, convert, demolish, or remove any sign, sign structure, or standard, or paint a wall sign; nor shall they cause or permit the same to be done, except upon approval by The Irvine Company, or its designee.

8.1.2
Any nonconforming or unapproved signs must be removed or brought into compliance at the sole expense of the persons responsible for their installation, within thirty (30) days of issuance of notice of nonconformity.

8.2
Signs Not Permitted

8.2.1
Signs which incorporate any manner of mechanical movement, audible elements, flashing or intermittent lighting, moving or otherwise animated forms.

8.2.2
Signs which interfere with or conflict with any traffic control device, create a safety hazard by obstructing the clear view of pedestrian or vehicular traffic, project into the public right-of-way or interfere with efficient operations of emergency vehicles.

8.2.3
Signs preventing free access to or from any fire escape, door, window or exit or access to any standpipe.

8.2.4
Signs which project above a parapet or roof line or are located on the roof of a building.

8.2.5
Off-premise signs, including signs or graphics applied to parked vehicles for nearby vendor identification.

8.2.6
Signs or graphics painted directly on exterior of buildings.

11

8.2.7
Landscaping that becomes a sign or message.

8.2.8
Graphics painted on or adhered to trash bins or their enclosures.

8.2.9
Flags/banners/pennants/balloons used for advertising purposes.

8.3
General Sign Specifications

8.3.1
All permanent signs shall be designed, specified and fabricated to have a life expectancy of at least ten years. All temporary signs shall have a life expectancy of two years.

8.3.2
All sign designs shall be approved by The Irvine Company, or its designee, for design, color, sign layout, location and size.

8.3.3
All wall-mounted signs should be reviewed by the building architect. All ground-mounted signs should be reviewed by the land-scape architect.

8.3.4
All building-mounted signs shall be compatible in size, material and color with the architecture of the building to which they are attached. The minimum thickness of a wall sign is 4 inches, except in San Diego and Newport Center, where the minimum thickness is 2 inches.

8.3.5
No lettering or graphics shall be located closer than one half letter height to the top, bottom and sides of the sign or building area to which the sign is mounted.

8.3.6
All materials shall be a top quality that will not fade, delaminate, distort and/or deteriorate within ten years.

8.3.7
All welded seams on sign faces should be finished smooth and invisible. Surfaces which are intended to be flat shall be without bulges, oil-canning or other physical deformities.

8.3.8
All signs must meet or exceed all applicable codes (i.e., electrical, mechanical, structural, etc.). All signs containing electrical components must be U.L. approved.

8.3.9
The area of a sign is measured by a rectangle around the outside of all copy and graphics.

8.3.10
No junction boxes, exposed conduit or raceways are permitted on the exterior face of a sign or building.

8.3.11
All raceways, transformers, electrode boxes and other wiring shall be concealed; located in ceiling spaces or behind walls.

8.3.12
No crossovers between letters or words are permitted.

8.3.13
All signs, bolts, fastenings, and clips of all types shall be hot-dipped galvanized iron, stainless steel, or brass. No black iron materials of any type will be permitted.

8.3.14
The disconnect switch must be concealed within the sign or in an appropriate place that is out of view.

8.3.15
Access hatches should be concealed from view and designed as an aesthetic part of the sign. Access hatches should be waterproof and lightproof.

8.3.16
All identification labels shall be concealed, except those that are required by code. Required labels should be low contrast and so placed that they are not a dominant feature of the sign. Fabricator identification or advertising labels and plates are not allowed.

8.3.17
Signing shall meet all requirements of the relevant public agencies.

***

EXHIBIT G
to the Lease

12

EXHIBIT H

CONTRACTOR REQUIREMENTS

EXHIBIT H

CONTRACTOR REQUIREMENTS

        A.    General.    All insurance described in this Exhibit to be carried by contractors ("Contractors") hired by Tenant to construct the Tenant Improvements or Alterations ("Insurance Requirements") will be maintained by Contractor at its expense with insurance carriers licensed and approved to do business in California, having a general policyholders rating of not less than an "A-" and financial rating of not less than "VI" in the most current Best's Key Rating Guide. In no event will such insurance be terminated or otherwise allowed to lapse prior to termination of any contract between Tenant and contractor ("Contract") or such longer period as may be specified herein. Contractor may provide the insurance described in this Exhibit in whole or in part through a policy or policies covering other liabilities and projects of Contractor; provided, however, that any such policy or policies shall satisfy all of the requirements of this Exhibit, including the endorsements described below. The required coverage limit amounts stated in these Insurance Requirements are minimum coverage limit amounts. Where a coverage limit amount specified in these Insurance Requirements is less than the current coverage limit generally carried by Contractor for such insurance, Contractor shall provide coverage at the higher coverage limit. Tenant, in its sole discretion, may approve commercially reasonable deductibles (in no event more than $25,000 for any coverage type without Landlord's approval) for the coverage limit amounts specified in these Insurance Requirements. If Contractor, with Tenant's approval, elects to maintain a deductible with respect to insurance required hereunder, Tenant shall not be obligated to reimburse such deductible or pay Contractor as a reimbursable cost any actual or imputed cost of maintaining such deductible. Contractor shall not include any costs for risk management salaries or staff functions, including, but not limited to, administering loss control, safety programs, certificate tracking, claims management, or purchasing insurance.

        B.    Evidence of Insurance.    As evidence of specified insurance coverage, and except as otherwise provided below, Tenant will accept certificates issued by Contractor's insurance carrier acceptable to Tenant showing such policies in force for the specified period, but Tenant has the right to obtain certified policies as reasonably necessary. Such evidence shall be delivered to Tenant promptly upon execution of this Contract or prior to commencement of Work, whichever earliest occurs. Each policy and certificate shall be subject to reasonable approval by Tenant. Each certificate shall provide that such policy shall not be subject to cancellation or non-renewal without thirty (30) days prior written notice to be delivered to Tenant. In the event (a) any policy expires or is canceled before the expiration of any Contract and Contractor fails to procure immediately other insurance as specified in this Exhibit, or (b) any policy of insurance is altered so that the coverage required by this Exhibit is reduced or otherwise changed to the detriment of Tenant or any named insured and Contractor fails to procure immediately other insurance to maintain the coverages required in this Exhibit, then Tenant reserves the right, but shall have no obligation, to procure such insurance and to deduct the cost thereof from any sum due Contractor under any Contract. Contractor shall also allow Tenant to inspect and/or obtain such evidence of insurance that Contractor obtains from any of its Subcontractors.

        C.    Damages.    Nothing contained in these insurance requirements is to be construed as limiting the type, quality or quantity of insurance Contractor should maintain or the extent of Contractor's responsibility for payment of damages resulting from its operations under any Contract.

        D.    Workers' Compensation Insurance.    Contractor shall maintain Workers' Compensation Insurance, including Employer's Liability (at a minimum limit of One Million Dollars ($1,000,000)) for all persons whom it employs in carrying out the Work under any Contract, including waiver of subrogation by the insurance carrier with respect to Tenant and Landlord. Prior to the commencement of the Work, a waiver of subrogation endorsement in form and substance as attached as Attachment I to this Exhibit shall be delivered to Tenant. The foregoing insurance shall be in strict accordance with the requirements of the most current and applicable Workers' Compensation Insurance Laws in effect from time to time in California.

        E.    General Liability Insurance.    Contractor shall maintain Comprehensive or Commercial General Liability Insurance on an "occurrence" basis, with deductibles reasonably acceptable to Tenant, with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000), or current limit carried, whichever is greater, covering Operations, Independent Contractors, Products and Completed Operations (renewed annually for 10 years after Final Acceptance), Blanket Contractual Liability, Broad Form Property Damage, Severability of Interest and Cross Liability clauses, Personal Injury and Explosion, Collapse and Underground Hazards (X,C,U). The limits of liability specified in this paragraph may be provided by any combination of primary and excess liability insurance policies. The foregoing liability insurance shall name Tenant and Landlord as additional insureds and shall be primary with respect to insurance or self-insurance maintained by Tenant and/or Landlord. Any insurance or self-insurance maintained by Tenant and/or Landlord shall be excess and non-contributing with respect to Contractor's policy. An endorsement reflecting the above, in form and substance as attached to this Exhibit as Attachment II, shall be delivered to Tenant prior to commencement of any work.

        F.    Automobile Liability Insurance.    Contractor shall maintain owned, hired and non-owned automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles and trailers utilized by Contractor in connection with any Contract with a combined single limit for bodily injury and property damage of One Million Dollars ($1,000,000), or current limit carried, whichever is greater.

        G.    Waiver of Subrogation.    Contractor hereby waives all rights against Tenant and Landlord and their officers, directors, agents, servants, employees, divisions, subdivisions, shareholders, partners and affiliated companies, for damages caused by fire and other perils, liabilities and risks to the extent coverable by Contractor's policies of insurance.

        H.    Professional Errors and Omissions Liability Insurance.    In the event Contractor provides architectural, design, engineering or similar professional services under any Contract, Contractor shall maintain Professional Errors and Omissions Liability Insurance with a coverage limit of not less than One Million Dollars ($1,000,000) per occurrence, or current limit carried if greater, and with a deductible not to exceed $25,000. Such insurance shall include coverage for prior acts and shall be maintained during the term of any Contract and renewed for at least five (5) years thereafter, so long as such renewable coverage is available at commercially reasonable rates.

        I.    Transit Insurance.    Contractor shall maintain "all risk" insurance, on a replacement cost basis covering loss or damage to property (for which it has title and/or risk of loss) which will become a final part of the Project, during its off-Project site transit and while stored or worked upon away from the Project site. Tenant and Landlord shall be included as a loss payee under such policy as their interests may appear.

        J.    Tenant's Election to Insure.    Tenant reserves the right, but shall have no obligation, to procure the insurance, or any portion thereof, for which Contractor is herein responsible and which is described in this Exhibit. Tenant shall notify Contractor if Tenant exercises its right, whereupon Contractor's responsibility to carry such duplicative insurance shall cease and the sums paid by Tenant to Contractor hereunder shall be equitably adjusted by the parties to reflect any resulting cost saving to Contractor. Tenant further reserves the right at any time, with thirty (30) days' notice to Contractor, to require that Contractor resume the maintenance of any insurance for which Tenant has elected to become responsible pursuant to this paragraph; in such event, the sums paid to Contractor by Tenant shall increase to the extent of any previously agreed and implemented reduction as aforesaid attributable to Tenant's prior assumption of the particular insurance coverage.

        K.    Landlord shall have the right to obtain copies of any certificates or other evidence of insurance supplied by Contractor to Tenant. Capitalized terms not defined herein shall have the meaning set forth in the Lease between The Irvine Company and Prometheus Laboratories Inc dated June 22, 2005.

FORM WC 00 03 13

NATIONAL COUNCIL ON COMPENSATION INSURANCE, 1984

WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS
ENDORSEMENT—WORKER'S COMPENSATION

SCHEDULE

Name of Person or Organization:

        Prometheus Laboratories Inc., The Irvine Company, and all of their respective officers, directors, agents, servants, employees, division, subsidiaries, shareholders, partners and affiliated companies, and all of their respective successors and assigns.

        We have the right to recover our payments from anyone liable for any injury covered by this policy. We will not enforce our right against the person or organization named in this Schedule. This agreement applies only to the extent that you perform work under a written contract that requires you to obtain this agreement from us.

Attachment I to EXHIBIT H

ISO FORM CG 20 10 11 85

POLICY NUMBER:

NAME INSURED:

THIS ENDORSEMENT CHANGES THE POLICY, PLEASE READ IT CAREFULLY

ADDITIONAL INSURED ENDORSEMENT—OWNERS, LESSEES
OR CONTRACTORS (FORM B)

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Person or Organization:

        Prometheus Laboratories, Inc., The Irvine Company, and all of their respective officers, directors, agents, servants, employees, divisions, subsidiaries, shareholders, partners and affiliated companies and all of their respective successors and assigns.

        This insurance is primary and any other insurance or self-insurance maintained by such additional insureds is excess and noncontributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured or of others performed on behalf of the named insured.

        (If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement).

        WHO IS AN INSURED (section II) is amended to include as an additional insured the person or organization shown in this Schedule, but only with respect to liability arising out of your work for that insured by or for you.

Attachment II to EXHIBIT H

Exhibit I—Standard Improvements

CANYON RIDGE BUSINESS PARK

        SAN DIEGO, CALIFORNIA.

Tenant Improvement/Interior Construction Outline Specifications
(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL OFFICE:	CARPET
Direct glue, from one of the following options:
	Designweave—Z6354 Tempest Esq.:		Designweave—Z6356 Techno:
	a)	553 Steel Wool	a)	336 Lido
	b)	773 Melba Toast	b)	252 Topaz
	c)	575 Silver Smoke	c)	518 Night Sky
	d)	535 Dolphin	d)	997 Silver Plum
	e)	454 Denim	e)	496 Galactic
VINYL COMPOSITION TILE (VCT) 12x12 VCT Armstrong Standard Excelon, from the following options:
	a)	51803 Pearl White	a)	51908 Pewter
	b)	51899 Cool White	d)	51899 Cool White

PAINT/WALLS
5/8" gypsum drywall on 2-1/2" × 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White.
BASE 2-1/2"Burke rubber base color; Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.
PLASTIC LAMINATE Plastic laminate color at millwork to be Nevamar "Smoky White", Textured #S-7-27T.
CEILING 2x4 Armstrong Second Look II #2776 White scored tile on Suprafine 9/16" T-bar grid. Continuous grid throughout.
PERIMETER WALLS Furring, 25 ga. metal studs with 5/8" gypsum drywall, with batt insulation.
LIGHTING 2x4 fluorescent, 3-lamp energy saving ballasts, prismatic lens fixtures.
Revised 8/12/02	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER.

1

DOORS 1-3/4" solid core, 3"-0" × 8"-10", plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage "D" series "Sparta" latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door, 2" wide × door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

COFFEE BAR
Eight (8) lineal feel of upper and lower plastic laminate faced cabinets, flush overlay custom grade design with stainless steel sink and garbage disposal at one location per tenant; adjacent to restrooms and/or building waste line.
WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.
TENANT STANDARD MECHANICAL:
HVAC
Thermostats shall be provided with set points as required by Title 24. Ceiling diffusers and return perforated face in 2x4 ceiling grid. Distribution, drops and VAV boxes from shell supply main loop.
FIRE PROTECTION Pendant satin chrome platec, recessed heads, adjustable canopies, minimum K factor to be 562, located at center of scored ceiling file. Ceiling drops from shell supply loop.
TENANT STANDARD ELECTRICAL:	ELECTRICAL SYSTEM 277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.
Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting data processing, computer loads and convenience outlets.
Tenant electrical room to include 270/480 volt and 120/208 volt panels as required.
Building HVAC system is connected to the tenant distribution system as part of tenant improvements.

LIGHTING
Double switch per Title 24, paired in double gang box, white plastic cover, 42" AFF to switch centerline. 2x4 fluorescent light futures, 3-lamp energy saving ballasts, prismatic lens. Exit signs: Internally illuminated, brushed stainless steel face.

2

OUTLETS
Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18" AFF to centerline, white plastic coverplate.
Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18" AFF to centerline, Cover plate by telephone company. Teflon cable by tenant.
TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:	FLOORS Sealed concrete.
WALLS 5/8" gypsum wallboard standard partition. Paint to match Frazee #-484 City Lights; rated partition at occupancy separation as required by code.
CEILING Exposed structure
WINDOWS None
ACCESS 7'-6" H × 7'-6" W glazed service doors. Glazing is bronze reflective glass.
HVAC None
PLUMBING Single accommodation restroom, if required.
Sheet vinyl flooring to be Armstrong Classic Corton "Seagate" #86526 Oyster, with FRP panel wainscot to 48" high, painted walls above to be Frazee #484.
LIGHTING Chain hung florescent strip.
OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.
SECURITY Lockable doors.

3

HOWARD'S RUG CO.

[ILLEGIBLE]

EXHIBIT J
To the Lease

1

THE IRVINE COMPANY

9410 Carroll Park Drive

[MAP OF BUILDING]

EXHIBIT J
To the Lease

2

EXHIBIT X

WORK LETTER
(Tenant Buildout with Landlord's Contribution)

I.    TENANT IMPROVEMENTS

  The tenant improvement work ("Tenant Improvements") shall consist of the work required to complete certain improvements to the Premises pursuant to approved "Working Drawings and Specifications" (as defined below). Tenant shall employ San Diego Office Interiors, or another licensed architect reasonably approved by Landlord (the "Architect") for preparation of the Preliminary Plan and Working Drawings and Specifications (as hereinafter defined), and shall cause the Architect to inspect the Premises to become acquainted with all existing conditions. Tenant shall contract with Roel, Burger, Johnson and Jennings, Prevost, San Diego Office Interiors or another licensed general contractor reasonably acceptable to Landlord (the "TI Contractor") to construct the Tenant Improvements. The Tenant Improvements work shall be undertaken and prosecuted in accordance with the following requirements:

  A.
  Landlord and Tenant have approved that certain space plan depicting the Tenant Improvements prepared by the Architect (the "Preliminary Plan"), a copy of which Preliminary Plan is attached as Exhibit X-1 hereto. From and after the execution of this Lease, Tenant shall submit the following to Landlord: (i) working drawings and specifications prepared by the Architect based on the approved Preliminary Plan (the "Working Drawings and Specifications"), and (ii) any change proposed by Tenant to the approved Working Drawings and Specifications ("Change"). Within ten (10) business days following Tenant's initial submission of the Working Drawings and Specifications, and within five (5) business days for any other submission to Landlord, Landlord shall approve (by signing a copy thereof) or shall disapprove the Working Drawings and Specifications and/or the Change, which approval shall not be unreasonably withheld or conditioned. Landlord acknowledges that Tenant intends to phase the construction of the Tenant Improvements over time, and accordingly, Tenant may submit Working Drawings and Specifications for portions of the Tenant Improvements in phases over time. If Landlord disapproves the Working Drawings and Specifications or Change, Landlord shall specify in detail the reasons for disapproval and Tenant shall cause the Architect to modify the Working Drawings and Specifications or Change to incorporate Landlord's suggested revisions in a mutually satisfactory manner. Tenant agrees and acknowledges that Landlord will not check the Preliminary Plan, the Working Drawings and Specifications and/or any Change for building code compliance (or other federal, state or local law, ordinance or regulations compliance), and that Tenant and its Architect shall be solely responsible for such matters.

  B.
  It is understood that except as provided below, the Tenant Improvements shall only include actual improvements to the Premises approved by Landlord as provided above, and shall exclude (but not by way of limitation) Tenant's furniture, trade fixtures, partitions, equipment and signage improvements, if any. Further, Tenant shall not use lesser quality materials or less stringent specifications for the Tenant Improvements than the "Standard Improvements" (as defined in the Lease). Landlord may, in its sole discretion, authorize in writing one or more "Non-Standard Improvements" (as defined in the Lease), informing Tenant at the time of any such authorization if such Non-Standard Improvement must be removed at the expiration or earlier termination of the Lease, in which event Tenant shall be solely responsible for the cost of removing and replacing same with the applicable Standard Improvement(s) upon the expiration or termination of the Lease. All Non-Standard Improvements shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, but Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such Improvement (i) is of a lesser quality than the corresponding Standard Improvement, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide

    Tenant under this Lease, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

  C.
  Tenant shall cause the TI Contractor to use the roofing subcontractor, and, unless Landlord otherwise approves in writing (which approval shall not be unreasonably withheld conditional or delayed), the electrical, mechanical and plumbing engineers and subcontractors, designated on Exhibit X-2 attached hereto. Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner, in compliance with all applicable building codes and permits and in accordance with the approved Working Drawings and Specifications.

  D.
  [Intentionally Deleted.]

  E.
  Prior to the commencement of the Tenant Improvements work, Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the work.

  F.
  The TI Contractor and each of its subcontractors shall comply with Landlord's requirements as set forth on Exhibit H attached to the Lease, including without limitation all applicable insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction of the Tenant Improvements.

  G.
  A construction schedule shall be provided to Landlord prior to commencement of the construction of the Tenant Improvements, and weekly updates (or such longer interval as is reasonably appropriate) shall be supplied during the progress of the work; provided however, that the completion of the Tenant Improvements shall not be a condition of, or affect, the Commencement Date of this Lease.

  H.
  Tenant shall give Landlord ten (10) days prior written notice of the commencement of construction of the Tenant Improvements so that Landlord may cause an appropriate notice of non-responsibility to be posted.

  I.
  The Tenant Improvements shall be subject to inspection at all times by Landlord and its construction manager, and Landlord and/or its construction manager shall be permitted to attend weekly (or such longer interval as is reasonably appropriate) job meetings with the TI Contractor.

  J.
  Tenant shall apply and pay for all utility services required for the construction of the Tenant Improvements. Landlord expressly agrees that construction trailers may be parked in the parking areas associated with the Building during construction of the Tenant Improvements.

  K.
  Upon completion of the Tenant Improvements, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Tenant Improvements work signed by the Architect, (ii) CAD disks of the improved space compatible with Landlord's CAD system, (iii) a final punch list signed by Tenant, (iv) final and unconditional lien waivers from the TI Contractor and all subcontractors, (v) a duly recorded notice of completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the "Close-Out Package").

  L.
  The Tenant Improvements work shall be performed at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act ("ADA") and all applicable governmental permit and code requirements.

  M.
  All of the provisions of this Lease (including, without limitation, the provisions of Sections 7.4, 10.1 and 10.3) shall apply to, and shall be binding on Tenant with respect to, the construction of the Tenant Improvements.

  N.
  Landlord shall permit Tenant and its contractors to enter the Premises immediately following the execution of the Lease in order that Tenant may prepare the Working Drawings and Specifications and construct the Tenant Improvements. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk, unless such injury, loss or damage is due to the active negligence or willful misconduct of Landlord, or Landlord's employees, authorized agents or contractors.

  O.
  Tenant hereby designates Don Bradley, Telephone No. (858) 587-4183, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such persons) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

II.    COST OF THE TENANT IMPROVEMENTS WORK

  A.
  Landlord shall provide to Tenant two (2) allowances as follows: (i) in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) ("Landlord's Contribution") towards the cost of repairing, replacing and/or expanding the HVAC system in the Premises and Utility Building (the "HVAC System") as part of the Tenant Improvements, and (ii) in the amount of Nine Thousand Nine Hundred Four Dollars ($9,904.00) ("Space Planning Allowance") towards Tenant's space planning costs and fees for the Tenant Improvements. Except as provided in the foregoing, and any additional cost of the Tenant Improvements shall be borne solely by Tenant. It is further understood and agreed that Landlord's construction manager shall be entitled to a supervision/administrative fee equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be paid from the Landlord's Contribution. If the actual cost of completion of the HVAC System is less than the maximum amount of the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment. Tenant shall utilize the Landlord's Contribution and Space Planning Allowance prior to June 30, 2006, and unless the Landlord's Contribution and/or the Space Planning Allowance is paid to Tenant prior to such date, Landlord shall have no further obligation to fund the Landlord's Contribution and/or the Space Planning Allowance.

  B.
  The Landlord's Contribution shall be paid to Tenant within thirty (30) days following substantial completion of the portion of the Tenant Improvements related to the HVAC System in accordance with this Work Letter and submission of conditional lien waivers with respect to such work to Landlord. The Space Planning Allowance shall be paid within thirty (30) days following Tenant's invoicing thereof.

  C.
  It is understood that the construction of the Tenant Improvements may be done during Tenant's occupancy of the Premises and, in this regard, no rental abatement shall result due to such construction and Tenant agrees to assume any resulting risk of injury, loss or damage. Not by way of limitation of the foregoing, the Commencement Date of the Lease shall not be extended or otherwise affected by Tenant's construction of the Tenant Improvements (except as provided for a "Landlord's Delay" as defined in Section 3.1 of the Lease).

III.    DISPUTE RESOLUTION

  A.
  All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE ("JAMS"), or its successor, with such arbitration to be held in San Diego, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income). All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

  B.
  Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

  C.
  The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

THE IRVINE COMPANY

9410 Carroll Park Dr.
First Floor

[Map of building]

EXHIBIT X-1

1

THE IRVINE COMPANY

9410 Carroll Park Dr.
Second Floor

[Map of building]

EXHIBIT X-1

2

TIC APPROVED SUBCONTRACTORS: 06/16/05	FOR 9410 Carroll Park Drive
GENERAL CONTRACTORS
Roel Construction
Burger Construction
Johnson & Jennings
Prevost Construction
San Diego Office Interiors
MECHANCIAL
Pacific Rim
Control Air / Mike Jones
Comfort Systems
ELECTRICAL
Bergelectric / Ken Bertalan
Sasco / Bob Smith
Neal Electric
PLUMBING
KMP Plumbing / Steve Greishaber
Cass Plumbing / Scott
Pacific Rim
ROOFING
Evans Roofing / Tony Baratto / 714-285-1180
No other roofing allowed due to warranty

EXHIBIT X-2

THE IRVINE COMPANY

Canyon Ridge Site Plan
FULL BUILDING, MULTI-TENANT & HIGH-IMAGE USERS

[Map of site]

CANYON RIDGE TECHNOLOGY PARK LEGENDS
—Total Buildings: 10
—Total Square Feet: 515,122
—Project Phase: 3
Phase I: 9339, 9369 & 9449
Phase II: 9380, 9410, 9440, 9450 & 9480
Phase III: 6910 & 6920

Exhibit Y

EXHIBIT Y
to the Lease

QuickLinks

LEASE (Single Tenant; Net) BETWEEN THE IRVINE COMPANY AND PROMETHEUS LABORATORIES INC.